                               CREDIT AGREEMENT

                               CREDIT AGREEMENT

                               TABLE OF CONTENTS

ARTICLE 1      DEFINITIONS                                                1
               1.1.  Defined Terms                                        1
               1.2.  Accounting Terms                                    10
               1.3.  Exhibits and Schedules                              10
               1.4.  Miscellaneous Terms                                 10

ARTICLE 2      THE CREDITS                                               10
               2.1.  Revolving Loan Facility                             10
                     2.1.1. General                                      10
                     2.1.2. Revolving Notes                              10
               2.2.  Term Loan Facility                                  11
                     2.2.1. General                                      11
                     2.2.2. Term Notes                                   11
               2.3.  Interest on Loans                                   11
                     2.3.1. General                                      11
                     2.3.2. Rate Options                                 11
                     2.3.3. Interest on Overdue Payments                 12
                     2.3.4. Computation                                  12
               2.4.  Procedure for Loans                                 12
                     2.4.1. General                                      12
                     2.4.2. Alternate Procedure                          12
                     2.4.3. Extensions and Conversations                 13
                     2.4.4. Minimum Amount of Revolving Loans            13
                     2.4.5. Minimum Payment of Revolving Loans           13
               2.5.  Funding of Loans                                    13
               2.6.  Non-Receipt of Funds by Agent                       14
               2.7.  Reserve Commitment Amount                           14
                     2.7.1. General                                      14
                     2.7.2. Activation of Reserve Commitment Amount      14
                     2.7.3. Suspension of Reserve Commitment Amount      14
               2.8.  Adjustment or Termination of the Commitment         14
               2.9.  Initial Revolving Loan                              15

ARTICLE 3      PAYMENTS AND FEES                                         15
               3.1.  Revolving Loans                                     15
                     3.1.1. Interest                                     15
                     3.1.2. Principal                                    15
               3.2.  Term Loans                                          16
                     3.2.1. Interest                                     16
                     3.2.2. Principal                                    16
               3.3.  Optional Repayment                                  16
               3.4.  Mandatory Prepayments                               16
               3.5.  Payments                                            16
               3.6.  Commitment Fee                                      17
               3.7.  Agent's Fee                                         17

ARTICLE 4      ADDITIONAL PROVISIONS RELATING TO EURODOLLAR
               LOANS AND CAPITAL ADEQUACY                                17
               4.1.  Eurodollar Loans                                    17
                     4.1.1. Eurodollar Increased Cost                    17
                     4.1.2. Eurodollar Deposits Unavailable
                            or Interest Rate Unascertainable             18
                     4.1.3. Changes in Law Affecting Eurodollar Loans    18
                     4.1.4. Eurodollar Loan Indemnity                    19
               4.2.  Discretion as to Manner of Funding                  19
               4.3.  Capital Adequacy                                    19

ARTICLE 5      CONDITIONS PRECEDENT                                      20
                     5.1.   Initial Revolving Loan                       20
                     5.2.   Each Loan                                    21

ARTICLE 6      REPRESENTATIONS AND WARRANTIES OF BORROWER                21
               6.1.  Due organization                                    21
               6.2.  Subsidiaries                                        21
               6.3.  Requisite Power                                     21
               6.4.  Binding Agreement                                   22
               6.5.  Other Agreement                                     22
               6.6.  Litigation                                          22
               6.7.  Consents                                            22
               6.8.  Financials                                          23
               6.9.  Use of Proceeds                                     23
               6.10. Regulation U                                        23
               6.11. ERISA                                               23
               6.12. Tax Returns                                         23
               6.13. Licenses, Trademarks, etc.                          23
               6.14. Burdensome Agreement, etc.                          23
               6.15. Title and Lien                                      24
               6.16. Existing Defaults                                   24
               6.17. Other Contracts                                     24
               6.18. Leases                                              24
               6.19. Fire and Explosion                                  24
               6.20. No Default                                          24

ARTICLE 7      AFFIRMATIVE COVENANTS                                     25
               7.1.  Inspection                                          25
               7.2.  Proceeds                                            25
               7.3.  Financial Statements                                25
               7.4.  Intentionally Left Blank                            27
               7.5.  Corporate Existence                                 27
               7.6.  Compliance and Law                                  27
               7.7.  Insurance                                           27
               7.8.  Facilities                                          28
               7.9.  Taxes and Other Liabilities                         28
               7.10. Litigation                                          28
               7.11. Change of Location                                  28
               7.12. Financial Tests                                     28

ARTICLE 8      NEGATIVE COVENANTS                                         29
               8.1.   Mergers/Changes                                     29
               8.2.   Sale of Assets                                      29
               8.3.   Liens                                               29
               8.4.   Indebtedness                                        30
               8.5.   Prepayment                                          30
               8.6.   Transaction with Affiliates                         30
               8.7.   Misrepresentations                                  30
               8.8.   Regulations                                         30
               8.9.   Partnerships                                        30

ARTICLE 9      EVENTS OF DEFAULT                                          31
               9.1.   Events of Default                                   31
               9.2.   Acceleration                                        32

ARTICLE 10     AGENT                                                      33
               10.1.  Appointment; Powers                                 33
               10.2.  Agent as Bank                                       33
               10.3.  Independent Credit Analysis                         33
               10.4.  General Immunity                                    34
               10.5.  Right to Indemnity                                  34
               10.6.  Action by Agent                                     35
                      10.6.1.    Actual Knowledge                         35
                      10.6.2.    Agent; Obligations                       35
                      10.6.3.    Discretion to Act                        35
                      10.6.4.    Action Upon Instructions                 35
               10.7   Payee of Note Treated as Owner                      36
               10.8.  Agent's Resignation                                 36

ARTICLE 11     MISCELLANEOUS
36
               11.1   Amendments                                          36
               11.2.  Preservation of Rights                              37
               11.3.  Setoff                                              37
               11.4.  Ratable Payments                                    37
               11.5.  Expenses                                            37
               11.6.  Indemnity                                           38
               11.7.  Survival of Representations                         38
               11.8.  Governmental Regulation                             38
               11.9.  Taxes                                               38
               11.10. Headings                                            38
               11.11. Several Obligations                                 38
               11.12. Numbers of Documents                                39
               11.13. Severability of Provisions                          39
               11.14. Nonliability of Banks                               39
               11.15. Choice of Law                                       39
               11.16  Consent of Jurisdiction                             39
               11.17. Compliance with Applicable Laws                     39
               11.18. Confidentiality                                     40
               11.19. Successors and Assigns                              41
               11.20. Notices                                             41
               11.21. Entire Agreement                                    41
               11.22. Jury Trial                                          41

                               CREDIT AGREEMENT


   THIS CREDIT AGREEMENT dated as of July 10, 1997 is entered into by and among McGRATH RENTCORP, a California corporation, as "Borrower," the banks listed on the signature pages hereof (individually a "Bank" and collectively "Banks"), and UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION, as agent for Banks (in such capacity, "Agent").

   The parties hereto desire to amend and restate the Amended and Restated Credit Agreement dated June 14, 1994, between and among the Borrower, Banks and Agent, as agent for Banks, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of June 16, 1995, Second Amendment to Amended and Restated Credit Agreement dated as of May 10, 1996, Third Amendment to Amended and Restated Credit Agreement dated as of June 27, 1996, and Fourth Amendment to Amended and Restated Credit Agreement dated as of October 25, 1996 (collectively, the " Prior Agreement").

   In consideration of the mutual covenants and agreements contained herein, the parties hereto covenant and agree and amend and restate the Prior Agreement as follows:

                                   ARTICLE 1

                                  DEFINITIONS

   1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

       "ACTIVATED RESERVE COMMITMENT AMOUNT" means, at the time of determination, the aggregate "activated" portion of the Reserve Commitment Amount, as determined from time to time. For purposes hereof, the term "activated" is described in Section 2.7.2.

       "ADJUSTED BORROWING BASE" means the excess, if any, of (a) the Borrowing Base over (b) Outside Debt.

       "ADJUSTED NET INCOME" means for any period of four (4) consecutive quarters, determined as of the last day of such period, the sum of (a) Net Income, (b) provision for income taxes, (c) interest expense and (d) depreciation.

       "AFFILIATE" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

       "AGREEMENT" means this Credit Agreement as originally executed and as the same may from time to time be amended, supplemented or restated.

       "APPLICABLE LAW" means, with respect to any Bank at any time, the Law of any jurisdiction applicable to Loans made by such Bank to Borrower hereunder, including, without limitation, Laws prescribing the maximum rates of interest on loans and extensions of credit.

       "APPLICABLE MARGIN" means the percentage to be added to a Rate Option in determining the rate of interest applicable to a Loan, as set forth in the Interest Schedule.

       "BANK" means, individually, Union Bank of California, N.A., Fleet Bank, N.A., Bank of America, National Trust and Savings Association., and their respective successors, and such other banks as may become party to this Agreement, collectively referred to herein as "Banks."

       "BASE AMOUNT" has the meaning ascribed to it in Section 7.12(a).

       "BASIC COMMITMENT AMOUNT" means the amount of Forty Million Dollars ($40,000,000).

       "BORROWING BASE" means, at any time and from time to time, an amount equal to seventy-five percent (75%) of Borrower's Eligible Equipment.

               "BUSINESS DAY" means any day other than a Saturday or Sunday on which national banks are generally open for business in San Francisco, California and, with respect to Eurodollar Loans, such a day on which dealings in foreign currencies and exchange may be carried on in the interbank Eurodollar market.

       "CAPITALIZED LEASE OBLIGATIONS" means any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

       "CLOSING DATE" means the date on which the Initial Revolving Loan is funded.

       "COMMERCIAL ACCOUNT" means Borrower's commercial account number 001-2016481 at the office of Agent.

       "COMMITMENT" means, subject to the terms and conditions of this Agreement, and adjusted from time to time in accordance therewith, the obligation of Banks to make Loans to Borrower in the aggregate principal amount outstanding at any time not to exceed the lesser of (a) the sum of (i) the Basic Commitment Amount and (ii) the Activated Reserve Commitment Amount, and
(b) the Adjusted Borrowing Base.

       "COMMITMENT FEE" means the commitment fee payable by Borrower pursuant to and as provided in Section 3.6.

       "COMPLIANCE CERTIFICATE" means a certificate in the form of Exhibit A to be delivered to Agent in accordance with Section 7.3(d).

       "CONVERSION DATE" means June 30, 1999.

       "DEBT" means, with respect to Borrower, the aggregate amount of, without duplication, (a) all obligations for borrowed money, including, without limitation, the Loans, and the Real Property Debt, (b) all obligations evidenced by bonds, other than assessment and other special bonds associated with real property holdings, debentures, notes or other similar instruments,
(c) all Capitalized Lease Obligations, (d) all obligations or liabilities of others secured by a Lien on any asset of Borrower, whether or not such obligation or liability is assumed, and (e) all obligations or liabilities of Borrower, whether direct or indirect, contingent or otherwise, with respect to the obligations or liability of another, including, without limitation, all guaranties.

       "DEBT SERVICE" means for any period of four (4) consecutive quarters, determined as of the last day of such period, the sum of (a) all payments of principal and interest on Debt (excluding any Loans) scheduled to become due or to be made during the succeeding period of four (4) consecutive quarters, plus
(b) the amount outstanding under all Loans divided by an amount equal to the number of years or quarterly fractions thereof (rounded to the nearest quarter) remaining until June 30, 2001. Where any item of interest varies or depends upon a floating rate, for purposes of calculating Debt Service such rate shall be computed on the basis of the average interest rate on the applicable item for the quarter preceding the date of determination.

       "DEFAULT" means any event that with the giving of notice or passage of time, or both, would be an Event of Default.

       "DOLLARS AND $" means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States.

       "EBIT" means Adjusted Net Income, excluding item (d) thereof, depreciation.

       "ELIGIBLE EQUIPMENT" means equipment which is an asset of Borrower designated as "Rental equipment, net" on Borrower's most recent financial statements, in accordance with GAAP, or any substitute for such designation, and which:

       (a) is owned by Borrower free and clear of all Liens and rights of others except Permitted Liens;

       (b) is permanently located in the United States of America; and

       (c) is not, in the reasonable opinion of Agent, obsolete, unsalable, unfit for use or otherwise unacceptable to Agent.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended or supplemented, including any rules or regulations issued in connection therewith and any successor statute.

       "EUROCURRENCY RESERVE PERCENTAGE" means, with respect to each Eurodollar Period, the percentage, as prescribed by the Federal Reserve Board, for determining reserve requirements (including any marginal, supplemental or emergency reserves) applicable to Eurocurrency liabilities pursuant to Regulation D, or any other then applicable regulation of the Board of Governors which prescribes reserve requirements applicable to 'Eurocurrency liabilities,' as presently defined in Regulation D, in each case, as applicable to Agent.
The Interbank Rate (Reserve Adjusted) shall be adjusted automatically on the effective date of any change in the Eurocurrency Reserve Percentage. For purposes of this definition, any Eurodollar Loans hereunder shall be deemed to be Eurocurrency liabilities. The Eurocurrency Reserve Percentage shall be conclusive and binding, absent manifest error, even if estimated or projected.

       "EURODOLLAR LOAN" means any Loan which bears interest at a rate determined with reference to the Interbank Rate (Reserve Adjusted).

       "EURODOLLAR PERIOD" means, with respect to any Eurodollar Loan, the period commencing on the date specified by Borrower in a Loan Request and ending 1, 2, 3, 6 or 12 months thereafter, as specified by Borrower in such Loan Request; provided that

       (a) the first day of any Eurodollar Period shall be a Business Day;

       (b) no Eurodollar Period for any Eurodollar Loan made prior to the Conversion Date shall extend beyond the Conversion Date;

       (c) no Eurodollar Period shall extend beyond a date when a principal payment is due if the principal balance of the Loans after such payment will be less than the aggregate Eurodollar Loans outstanding;

       (d) no Eurodollar Period shall extend beyond the Term Loan Maturity Date; and

       (e) any Eurodollar Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Business Day.

       "EVENT OF DEFAULT" means an event set forth in Article 9.

       "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. San Francisco time for such day on such transactions received by Agent from three (3) federal funds brokers of recognized standing selected by it.

       "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any governmental authority succeeding to its functions.

       "FUNDING DATE" means the date of the funding of a Loan, including the date a Loan is converted from a Revolving Loan to a Term Loan, and from a Loan with one Rate Option to a Loan with another Rate Option.

       "GAAP" means, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standard Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, applied on a consistent basis in all material respects to those applied at prior dates or for prior periods.

       "GOVERNMENTAL AGENCY" means (a) any international, foreign, federal, state, county or municipal government or political subdivision thereof, or (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court or administrative tribunal.

       "INITIAL REVOLVING LOAN" has the meaning ascribed to it in Section 2.9.

       "INTERBANK RATE" means, with respect to each Eurodollar Period, the rate per annum at which Dollar deposits in immediately available funds are offered to Agent two (2) Business Days prior to the beginning of such Eurodollar Period by major banks in the interbank eurodollar market at or about 10:00 a.m., San Francisco time, for delivery on the first day of such Eurodollar Period, for the number of days comprised therein and in an amount equal to the amount of the Eurodollar Loan to be outstanding during such Eurodollar Period.

       "INTERBANK RATE (RESERVE ADJUSTED)" means, with respect to any Eurodollar Loan for any Eurodollar Period, a rate per annum (rounded upwards, if necessary, to the nearest one-hundredth of one percent (1/100 of 1%)) determined pursuant to the following formula:

         Interbank Rate       =              Interbank Rate
                                  ---------------------------------
     (Reserve Adjusted)               1-Eurocurrency Reserve Percentage

       "INTEREST PERIOD" means, with respect to any: (a) Eurodollar Loan, the Eurodollar Period and (b) Reference Rate Loan, the Reference Rate Period.

       "INTEREST SCHEDULE" means the schedule of interest in Section 2.3 which sets forth the fluctuating rate per annum at which the unpaid principal balance of the Loans shall bear interest.

       "INVESTOR-OWNER SALES PROGRAM" means any particular program whereby Borrower has sold, from time to time, and may from time to time in the future sell Eligible Equipment to various persons for cash at their then current market value and continue thereafter to manage and operate such Eligible Equipment on behalf of the purchasers under a management contract. Such purchasers will frequently be limited partnerships sponsored by Borrower and for which Borrower and/or Robert P. McGrath will act as general partner.

       "LAW" means collectively all international, foreign, federal, state and local statutes, treaties, rules, regulations, directives, ordinances, policies, orders and codes.

       "LIABILITIES" means the aggregate amount of all liabilities of Borrower that would, in accordance with GAAP, be required to be set forth on a balance sheet as liabilities, excluding deferred taxes.

       "LIEN" means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any asset of Borrower, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a financing statement which disclaims the existence of a security interest and states that it is filed only as a precaution) under the Uniform Commercial Code or comparable Law with respect to any asset of Borrower.

       "LOAN" means a Revolving Loan and/or Term Loan or, if the context requires, the Revolving Loans and/or Term Loans.

       "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, and any and all other agreements, documents, instruments and certificates of any type or nature heretofore or hereafter executed or delivered by Borrower to Agent or Banks in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated or extended.

       "LOAN REQUEST" means a written request by Borrower for a Loan, substantially in the form of EXHIBIT B, duly executed on Borrower's behalf and properly completed to provide all information required to be included therein.

       "MAXIMUM AMOUNT" means, with respect to each Loan by each Bank at any time, the maximum amount of interest which, under Applicable Law, such Bank is permitted to charge with respect to such Loan.

       "NET INCOME" has the meaning ascribed to it in accordance with GAAP.

       "NET LOSS" has the meaning ascribed to it in accordance with GAAP.

       "NOTES" means, collectively, the Revolving Credit Notes and the Term
Notes.

       "OBLIGATIONS" means all present and future obligations of every kind or nature of Borrower or at any time and from time to time owed to Agent or Banks or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, INCLUDING obligations of performance as well as obligations of payment, and INCLUDING interest that accrues after the commencement of any proceeding under any debtor relief law by or against Borrower.

       "OFFICER'S CERTIFICATE" means a certificate substantially in the form of EXHIBIT C, completed and duly executed by Borrower.

       "OUTSIDE DEBT" means all Debt other than Loans and Real Property Debt.

       "PBGC" means the Pension Benefit Guaranty Corporation.

       "PERMITTED LIEN" has the meaning ascribed to it in Section 8.3.

       "PERSON" means any individual or entity.

       "PLAN" means an employee pension or other benefit plan of Borrower subject to Title IV of ERISA or to which Section 412 of the Internal Revenue Code of 1954, as amended, applies, other than Borrower's Employee Stock Ownership Plan as amended in existence as of the date of this Agreement.

       "PRIOR AGREEMENT" has the meaning ascribed to it in Section 2.9.

       "PRO RATA SHARE" means, with respect to each Bank, the percentage set forth next to that Bank's name as follows:


          Bank                  Pro Rata Share          Commitment
          ----                  --------------          ----------

          Union Bank of
          California, N.A.      34%                    $23,800,000

          Bank of
          America, NT&SA        33%                    $23,100,000




          Fleet Bank, N.A.      33%                    $23,100,000


       "RATE OPTION" means the interest rate options available to Borrower for the Loans as provided in Section 2.3.2, which are the Interbank Rate (Reserve Adjusted), or Reference Rate.

       "REAL PROPERTY DEBT" means Debt which is secured by any or all of Borrower's real property holdings.

       "REFERENCE RATE" means, at any time, Agent's floating commercial loan rate then most recently announced by Agent at San Francisco, California as its prime or reference rate. Each change in the Reference Rate shall take effect hereunder on the effective date of the change in such Reference Rate. The Reference Rate is used as a reference point for pricing certain loans. Agent may price its loans at, above or below the Reference Rate.

       "REFERENCE RATE LOAN" means any Loan which bears interest at a rate determined by reference to the Reference Rate.

       "REFERENCE RATE PERIOD" means, as to each Reference Rate Loan, the period commencing on the date specified by Borrower pursuant to a Loan Request and ending on the day prior to (a) the conversion thereof to a Eurodollar Loan as specified by Borrower in a Loan Request or (b) the date of repayment thereof.

       "REGULATION D" means Regulation D, as at any time amended, of the Federal Reserve System, or any other regulation in substance substituted therefor.

       "REQUIRED BANKS" means Banks having Pro Rata Shares at least sixty-six and two-thirds percent (66-2/3%) of the Commitment or, if the Commitment has been terminated, Banks holding at least sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount of outstanding Loans.

       "RESERVE COMMITMENT AMOUNT" means the amount of Thirty Million Dollars ($30,000,000).

       "REVOLVING CREDIT FACILITY" means the credit accommodation provided to Borrower as more fully described in Section 2.1.

       "REVOLVING LOAN" means an extension of credit under the Revolving Credit Facility in accordance with Section 2.1.

       "REVOLVING LOAN COMMITMENT PERIOD" means the period from and including the date of this Agreement to, but not including, the Revolving Loan Termination Date.

       "REVOLVING LOAN TERMINATION DATE" means the earlier of (a) June 30, 1999, or (b) the date Banks may terminate making Loans or accelerate the due date of the Revolving Loans pursuant to the rights of Banks under Article 9.

       "REVOLVING NOTE" means each promissory note payable to a Bank evidencing the Revolving Loans, substantially in the form set forth in EXHIBIT D, with appropriate insertions.

       "SUBSIDIARY" means any corporation at least the majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by Borrower and/or one or more
Subsidiaries.

       "SUSPENDED RESERVE COMMITMENT AMOUNT" means, at the time of determination, the portion of the Reserve Commitment Amount which is not "activated," as determined from time to time. For purposes hereof, the meaning of the term "activated" is described in Section 2.7.2.

       "TANGIBLE NET WORTH" means, with respect to Borrower, its assets as determined in accordance with GAAP, minus (a) liabilities and (b) all intangible assets of Borrower, including, without limitation (i) all assets which should be classified as intangible assets (such as goodwill, patents, trademarks, copyrights, franchises, and deferred charges (including unamortized debt discount and research and development costs)), (ii) treasury stock, (iii) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock, (iv) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence or amortization of properties and other reserves or appropriations of retained earnings which have been or should be established in connection with the business conducted by Borrower, and (v) any revaluation or other write-up in book value of assets subsequent to the fiscal year of Borrower last ended at the date of this Agreement.

       "TERM LOAN FACILITY" means the credit accommodation provided to Borrower as more fully described in Section 2.2.

       "TERM LOAN" means an extension of credit under the Term Loan Facility in accordance with Section 2.2 of this Agreement.

       "TERM LOAN MATURITY DATE" means the earlier of (a) June 30, 2001, or
(b) the date to which the due date of the Term Loan is accelerated pursuant to the rights of Banks under Article 9.

       "TERM NOTE" means each promissory note payable to a Bank evidencing the Term Loans, substantially in the form set forth in EXHIBIT E, with appropriate insertions.

   1.2 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed, and all financial data required to be submitted by this Agreement shall be prepared, in conformity with GAAP EXCEPT as otherwise specifically prescribed herein. In the event that GAAP changes during the term of this Agreement such that the financial covenants contained herein would then be calculated in a different manner or with different components, Borrower and Banks agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP.

   1.3 EXHIBITS AND SCHEDULES. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.

   1.4 MISCELLANEOUS TERMS. All terms defined in this Agreement shall be applicable to both the singular and plural forms thereof, as the context requires. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. The term "including" is by way of example and not limitation. Terms not otherwise expressly defined herein shall have the meaning ascribed to them in the California Uniform Commercial Code, if applicable.


                                   ARTICLE 2

                                  THE CREDITS

   2.1.  REVOLVING LOAN FACILITY.

       2.1.1 GENERAL. Subject to the terms and conditions of this Agreement, at any time and from time to time, during the Revolving Loan Commitment Period, each Bank severally, and not jointly, according to its Pro Rata Share, agrees to make Revolving Loans to Borrower in such amounts as Borrower may request that do not exceed in the aggregate at any one time outstanding the amount of such Bank's Pro Rata Share of the Commitment. Subject to the terms and conditions of this Agreement, Borrower may borrow, repay and reborrow, in whole or in part, under the Revolving Credit Facility at any time prior to the Revolving Loan Termination Date. The Revolving Loans and all amounts owing with respect thereto shall be due and payable on the Revolving Loan Termination Date. No Bank shall be responsible for any default by any other Bank in such other Bank's obligation to make a Revolving Loan hereunder, nor shall the Pro Rata Share of any Bank be increased or decreased as a result of the default by any other Bank in such other Bank's obligation to make a Revolving Loan hereunder.

       2.1.2 REVOLVING NOTES. The Revolving Loans shall be evidenced by a Revolving Note for each Bank in the principal amount of such Bank's Pro Rata Share of the Commitment. Each Bank is hereby authorized to record the amount and type of each Revolving Loan made by such Bank and the date and the amount of each payment or prepayment of principal thereof on the schedule annexed to its Revolving Note, or on its books and records, and any such recordation shall, in the absence of manifest error, constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that failure by a Bank to make any such recordation on its Revolving Note or on its books and records shall not affect any of the Obligations of Borrower under such Revolving Note or this Agreement.

   2.2.  TERM LOAN FACILITY.

       2.2.1. GENERAL. Subject to the terms and conditions of this Agreement, each Bank severally, and not jointly, agrees to make a Term Loan to Borrower on the Conversion Date in a principal amount equal to such Bank's Pro Rata Share of the aggregate principal amount of Revolving Loans outstanding on the Conversion Date (the "Term Loans"); provided, however, that the aggregate Term Loans shall not exceed the Commitment. Each Bank shall apply the proceeds of the Term Loans to the concurrent payment in full of the principal amount of its Revolving Loans outstanding on the Conversion Date. No Bank shall be responsible for any default by any other Bank in such other Bank's obligation to make a Term Loan hereunder, nor shall the Pro Rata Share of any Bank be increased or decreased as a result of the default by any other Bank in such other Bank's obligation to make a Term Loan hereunder.

       2.2.2. TERM NOTES. The Term Loans shall be evidenced by a Term Note for each Bank in the principal amount of such Bank's Term Loan. Upon receipt of its Term Note, each Bank shall deliver to Borrower its Revolving Note, marked "CANCELLED." Each Bank is hereby authorized to record the amount of each payment or prepayment of principal thereof on the schedule annexed to its Term Note, or on its books and records, and any such recordation shall, in the absence of manifest error, constitute prima facie evidence of the accuracy of the information so recorded, provided that failure by a Bank to make any such recordation on its Term Note or on its books and records shall not affect any of the Obligations of Borrower under such Term Note or this Agreement.

   2.3 INTEREST ON LOANS. The Loans shall bear interest at a rate per annum equal to the lesser of (a) the sum of (i) the Applicable Margin plus (ii) the Rate Option(s) specified by Borrower pursuant to a Loan Request, and (b) the Maximum Amount; provided, however, that interest on overdue payments shall bear interest in accordance with Section 2.3.3.

       2.3.1. GENERAL. Interest on the outstanding principal balance of the Loans shall accrue daily from the date of each Loan until payment in full.

       2.3.2. RATE OPTIONS. The Rate Options and Applicable Margins for Loans shall be determined by the matrix set forth below.

           (a) REVOLVING LOANS. The Rate Options and Applicable Margin for the Revolving Loans are:

   Loan                       Rate Option         Applicable Margin

Reference Rate Loans          Reference Rate              0.00%

Eurodollar Loans              Interbank Rate              0.70%
                             (Reserve Adjusted)

           (b) TERM LOANS. The Rate Options and Applicable Margins for the Term Loans are:

   Loan                       Rate Option         Applicable Margin

Reference Rate Loans          Reference Rate             0.25%

Eurodollar Loans              Interbank Rate             0.95%
                              (Reserve Adjusted)

       2.3.3. INTEREST ON OVERDUE PAYMENTS. Overdue payments of principal (and of interest to the extent permitted by law) on the Loans shall bear interest at a fluctuating rate per annum equal to the lesser of (i) the Reference Rate plus two percent (2%) or (ii) the Maximum Amount until such unpaid amount has been paid in full (whether before or after judgment). All interest provided for in this Section 2.3.3 shall be compounded monthly and payable on demand.

       2.3.4. COMPUTATION. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days, calculated as to each Eurodollar Period from, and including, the first day thereof to, but excluding, the last day thereof.

   2.4  PROCEDURE FOR LOANS.

       2.4.1 GENERAL. Borrower shall deliver to Agent an irrevocable Loan Request no later than 10:00 a.m. San Francisco time (i) on the proposed Funding Date of any Reference Rate Loan, and (ii) at least three (3) Business Days prior to the Revolving Loan Termination Date or the proposed Funding Date of any Eurodollar Loan. Each Loan Request shall specify:

           (a) the Funding Date of such Loan, which shall be a Business Day;

           (b) the amount of such Loan;

           (c) the Rate Option(s) selected for such Loan; and

           (d) if applicable, the Interest Period(s) therefor.

If Borrower shall fail to specify a Rate Option, such Loan shall be made as a Reference Rate Loan. If Borrower shall fail to specify an Interest Period with respect to a proposed Eurodollar Loan , Borrower shall be deemed to have elected an Interest Period of one (1) month's duration.

       2.4.2. ALTERNATE PROCEDURE. Alternatively, on any Business Day the President, Vice President of Administration or Treasurer of Borrower (or any person designated for a specific period of time by any one of such officers) may give Agent telephonic notice of the proposed Loan within the notice periods, and specifying the information, required in Section 2.4.1, PROVIDED that (a) such designated person delivers to Agent by telecopy prior to any such telephone notice, a copy of such person's authorization to make such request, which authorization must be signed by the President, Vice President of Administration or Treasurer of Borrower, and (b) such notice shall be confirmed in writing by delivery to Agent of a Loan Request signed by any one of such three officers no later than the third day after such telephone request. All such telephonic notices shall be irrevocable. Neither Agent nor Bank shall incur any liability to Borrower in acting upon any such telephonic notice that Agent believes in good faith to have been given by a person duly authorized to give such notice on behalf of Borrower or for otherwise acting in good faith under this Section 2.4.2.

       2.4.3. EXTENSIONS AND CONVERSIONS. Subject to the terms and conditions of this Agreement, Borrower may extend any Revolving Loan, or convert any Loan into a different Rate Option Loan by complying with the provisions of Section 2.4.1 or 2.4.2 in the same manner as if Borrower were requesting a new Loan; provided, however, that Eurodollar Loans may be converted without penalty only on the last day of the applicable Interest Period.

       2.4.4. MINIMUM AMOUNT OF REVOLVING LOANS. Each Loan Request for Revolving Loans shall be in a minimum amount of One Hundred Twenty-Five Thousand Dollars ($125,000) and integral multiples of Twenty-Five Thousand Dollars ($25,000) in excess of that amount.

       2.4.5. MINIMUM PAYMENT OF REVOLVING LOANS. The Company shall have the right to prepay the Revolving Loans in whole or in part in minimum principal amounts equal to at least Twenty-Five Thousand Dollars ($25,000.00) and integral multiples thereof.

   2.5.  FUNDING OF LOANS.

       (a) Promptly after receipt of a Loan Request (or telephonic notice thereof), Agent shall notify each Bank of the amount of the proposed Loan, the Pro Rata Share of such Bank, and the Rate Option and Interest Period selected by Borrower therefor.

       (b) In the case of Revolving Loans, each Bank shall make the amount of its Loan available to Agent, in same day funds, at the office of Agent specified on the signature pages of this Agreement no later than noon San Francisco time on the Funding Date. Agent shall make the proceeds of such Loans available to Borrower on such Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by Agent to be credited to Borrower's Commercial Account no later than 2:00 p.m. San Francisco time on the Funding Date.

       (c) In the case of Term Loans, each Bank shall fund its Term Loan by applying the proceeds thereof to the payment of the aggregate principal amount of all Revolving Loans of such Bank outstanding on the Conversion Date.

   2.6. NON-RECEIPT OF FUNDS BY AGENT. Unless the Borrower or a Bank, as the case may be, notifies Agent prior to the date on which it is scheduled to make payment to Agent of (a) in the case of a Bank, the proceeds of a Loan or
(b) in the case of the Borrower, a payment of principal, interest or fees to Agent for the account of Banks, that it does not intend to make such payment, Agent may assume that such payment has been made. Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Bank or the Borrower, as the case may be, has not in fact made such payment to Agent, the recipient of such payment shall, on demand by Agent, repay to Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to (a) in the case of repayment by a Bank, the Federal Funds Effective Rate for such day or (b) in the case of repayment by the Borrower, the interest rate applicable to the relevant Loan.

   2.7.  RESERVE COMMITMENT AMOUNT.

       2.7.1. GENERAL. The Reserve Commitment Amount may from time to time be activated, suspended, and reactivated in increments of Two Million Dollars ($2,000,000), or multiples thereof, in accordance with the provisions of Sections 2.7.2 and 2.7.3.

       2.7.2. ACTIVATION OF RESERVE COMMITMENT AMOUNT. From time to time the Reserve Commitment Amount shall automatically be activated in increments of Two Million Dollars ($2,000,000), or multiples thereof, each time the sum of (a) the principal balance of all Loans outstanding plus (b) the principal amount of all proposed Loans requested in a Loan Request exceeds the sum of
(a) the Basic Commitment Amount plus (b) the Activated Reserve Commitment Amount. If the date of activation is not a Business Day, then such activated status shall commence on the first Business Day thereafter.

       2.7.3 SUSPENSION OF RESERVE COMMITMENT AMOUNT. The Activated Reserve Commitment Amount may be subsequently suspended in whole or in part in increments of Two Million Dollars ($2,000,000) or multiples thereof, upon satisfaction by Borrower of both of the following conditions:

           (a) The principal balance of all Debt (excluding Real Property
Debt) outstanding does not exceed the sum of (i) the Basic Commitment Amount and (ii) the Activated Reserve Commitment Amount which would be in effect after the proposed suspension, and no Loan Requests which would cause such principal balance to exceed such amount have been delivered to Agent subsequent thereto;

           (b) Borrower shall have given Agent not less than three (3) Business Days prior notice of the date such suspension is to become effective.

   2.8.  ADJUSTMENT OR TERMINATION OF THE COMMITMENT.   Upon not less than
three Business Days' notice to the Agent at any time, and from time to time, Borrower may, at any time permanently reduce the amount of any component of the Commitment in increments of

One Million Dollars ($1,000,000) or integral multiples thereof; provided, however, (i) that no adjustment in the Basic Commitment shall occur until the Reserve Commitment Amount shall have been reduced to zero, and (ii) the Commitment may not be reduced to an amount less than the amount of the then outstanding Loans. Except as expressly provided in this Section 2.8, the Commitment may not be adjusted by Borrower.

   2.9. INITIAL REVOLVING LOAN. Assuming satisfaction of all of the conditions precedent to funding set forth in Article 5, Banks shall be deemed to have made Revolving Loans to Borrower on the Closing Date (the "Initial Revolving Loan") in an amount equal to the outstanding principal sum owing by Borrower pursuant to the Prior Agreement , and Borrower shall, thereupon, be deemed to have repaid such sum. Upon payment by Borrower of all other amounts owing under the Prior Agreement, Agent shall collect from the Banks and thereupon return to Borrower marked "CANCELLED" the promissory notes made in connection with the Prior Agreement.


                                   ARTICLE 3

                               PAYMENTS AND FEES

   3.1.  REVOLVING LOANS.

     3.1.1. INTEREST. Interest accrued on each Revolving Loan shall be payable in arrears (a) monthly on the last day of each consecutive month if a Reference Rate Loan, or (b) if not a Reference Rate Loan, on the earlier of
(i) the last day of the Interest Period for such Loan, or (ii) quarterly on the last day of each March, June, September and December; such payments shall commence on the first such day after the Initial Revolving Loan and continue through the Revolving Loan Termination Date, on which date all accrued and unpaid interest shall be due and payable in full.

       3.1.2. PRINCIPAL. If not sooner paid, the principal indebtedness evidenced by the Revolving Notes shall be due and payable as follows:

           (a) the principal amount of each Eurodollar Loan shall be converted, extended or due and payable on the last day of the Interest Period for such Loan;

           (b) the amount, if any, by which the principal indebtedness evidenced by the Revolving Notes at any time exceeds the Commitment shall be due and payable immediately; and

           (c) in any event, the principal indebtedness evidenced by the Revolving Notes shall be due and payable on the Revolving Loan Termination Date.

    3.2.  TERM LOANS.

       3.2.1. INTEREST. Interest accrued on each Term Loan shall be payable in arrears (a) monthly on the last day of each consecutive month if a Reference Rate Loan, (b) if not a Reference Rate Loan on the earlier of (i) the last day of the Interest Period for such Loan, or (ii) quarterly on the last day of each March, June, September and December; such payments shall commence on the first such day after the Conversion Date and continue to and including June 30, 2001, on which date all accrued and unpaid interest shall be due and payable in full.

       3.2.2. PRINCIPAL. The principal indebtedness evidenced by the Term Notes shall be due and payable in eight (8) equal consecutive quarterly installments on the last day of each March, June, September and December, commencing on September 30, 1999, and continuing through June 30, 2001; provided, however, that the last such installment shall be an amount sufficient to repay in full the Term Loans and all other amounts owed under this Agreement, including, without limitation, accrued but unpaid interest.

   3.3. OPTIONAL REPAYMENT. The Term Loans may, at any time and from time to time, be paid or prepaid in whole or in part without premium or penalty, EXCEPT that (a) any partial prepayment shall be an integral multiple of Two Hundred Fifty Thousand Dollars ($250,000), (b) Agent shall have received written notice of any prepayment at least three (3) Business Days before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid and shall be irrevocable, (c) each prepayment of principal shall be accompanied by payment of interest accrued through the date of payment on the amount of principal paid, and (d) with respect to both Revolving Loans and Term Loans, any prepayment of all or any part of any Eurodollar Loan on a day other than the last day of the applicable Interest Period shall be subject to Section 4.1.4, as applicable, and Borrower shall pay Banks all amounts due as therein provided. All prepayments shall be applied to principal installments in the inverse order of their maturities.

   3.4. MANDATORY PREPAYMENTS. If at any time the aggregate principal amount of the Loans outstanding exceeds the Commitment or the Adjusted Borrowing Base, as then in effect, Borrower shall immediately upon demand by Agent prepay an amount equal to such excess. All prepayments shall be applied to principal installments in the inverse order of their maturities. The provisions of Section 3.3(d) shall also apply to mandatory prepayments pursuant to this Section 3.4.

   3.5. PAYMENTS. All payments hereunder shall be in Dollars and in immediately available funds and shall be made prior to 10:00 a.m. San Francisco time on the date of the scheduled payment to Agent at its office set forth on the signature pages of this Agreement. All payments received after 10:00 a.m. San Francisco time shall be considered to have been received the next Business Day. Any payment which falls on a non-Business Day shall be rescheduled to the next succeeding Business Day and interest shall continue to accrue to such rescheduled Business Day.

   3.6. COMMITMENT FEE. Borrower shall pay to Agent, for distribution to each Bank in proportion to that Bank's Pro Rata Share, commitment fees (the "Commitment Fee") computed for the actual number of days elapsed on the basis of a year consisting of 365 days for the period from and including the date of this Agreement to and including the Conversion Date, payable in arrears in quarterly installments on the last day of each December, March, June and September, commencing on the first such date to occur after the date hereof, and on the Conversion Date, as follows:

           (a) one-half of one percent (.50%) per annum of the average daily unused portion of the Basic Commitment Amount;

           (b) one-eighth of one percent (.125%) per annum of the average daily Suspended Reserve Commitment Amount;

           (c) upon each activation of the Reserve Commitment Amount (as described in Section 2.7.2), for the ninety (90) days preceding such activation an additional three-eighths of one percent (0.375%) per annum on the amount so activated; and

           (d) one-half of one percent (.50%) per annum on the average daily unused portion of the Activated Reserve Commitment Amount.

   3.7 AGENT'S FEE. Borrower shall pay Agent, for Agent's own account, an agent fee in an amount and on the terms as mutually agreed between Agent and Borrower.

                                   ARTICLE 4

                       ADDITIONAL PROVISIONS RELATING TO
                     EURODOLLAR LOANS AND CAPITAL ADEQUACY

   4.1.  EURODOLLAR LOANS.

       4.1.1. EURODOLLAR INCREASED COST. If, as a result of the adoption or application of any Law, or any change therein, or in the interpretation, administration or application thereof, including Regulation D, or compliance by any Bank with any request or directive (whether or not having the force of law) from any court or Governmental Agency, central bank or comparable authority or instrumentality:

           (a) the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Loan (other than income, franchise or similar taxes imposed on the gross or net income of a Bank) is changed;

           (b) any reserve, special deposit, minimum capital, capital ratio or similar requirements against assets of, deposits with or for the account of, credit extended by, or Commitment of, any Bank is imposed, modified or deemed applicable; or

           (c) any other condition affecting this Agreement, the Eurodollar Loans or Commitment is imposed on any Bank or the interbank eurodollar market;

and any Bank determines that, by reason thereof, the cost to such Bank of making or maintaining any of the Eurodollar Loans is increased, or the amount of any sum receivable by such Bank hereunder in respect of any of the Eurodollar Loans is reduced; then, Borrower shall pay to such Bank within two
(2) Business Days after demand (which demand shall be accompanied by a statement setting forth the basis for the calculation thereof but only to the extent not theretofore provided to Borrower, a copy of which shall be delivered to Agent) such additional amount or amounts as will compensate such Bank for such additional cost or reduction (provided such amount has not been compensated for in the calculation of the Eurocurrency Reserve Percentage). Determinations by a Bank for purposes of this Section 4.1.1 of the additional amounts required to compensate such Bank in respect of the foregoing circumstances shall be conclusive, absent manifest error.

       4.1.2. EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. If any Bank determines (which determination shall be conclusive and binding on Borrower) that deposits of the necessary amount for an Interest Period are not available to such Bank in the interbank Eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Interbank Rate applicable to such Interest Period, such Bank shall promptly give notice of such determination to Borrower and, thereupon, any Loan Request with respect to new Eurodollar Loan(s) previously given by Borrower and not yet borrowed or converted shall be deemed a Loan Request to make a Reference Rate Loan in the amount of the requested Eurodollar Loan(s) and Borrower shall be obligated to convert any outstanding Eurodollar Loan(s) to Reference Rate Loans on the last day of the then current Interest Period(s) with respect thereto.

       4.1.3. CHANGES IN LAW AFFECTING EURODOLLAR LOANS. If at any time after the date of this Agreement due to any new Law, or any interpretation thereof by any Governmental Agency or other regulatory authority charged with the administration thereof, or for any other reason arising subsequent to the date hereof, it shall become unlawful for any Bank to fund any Eurodollar Loan which it is committed to make hereunder, the obligation of such Bank to provide Eurodollar Loans shall, upon the happening of such event, forthwith be suspended for the duration of such illegality. If any such change shall make it unlawful for any Bank to continue Eurodollar Loans previously made by it hereunder, such Bank shall, upon the happening of such event, notify Borrower stating the reasons therefor, and Borrower shall, on the earlier of (a) the last day of the then current Interest Period or (b) if required by such Law or interpretation, on such date as shall be specified in such notice, convert such unlawful Eurodollar Loans to Reference Rate Loans.

       4.1.4. EURODOLLAR LOAN INDEMNITY. Borrower agrees to indemnify each Bank and shall hold each Bank harmless from any loss, cost, damage or expense which such Bank may sustain or incur as a consequence of:

           (a) any failure by Borrower to borrow, continue or convert a Eurodollar Loan on a date specified in a Loan Request;

           (b) failure by Borrower to make any prepayment of a Eurodollar Loan, after Borrower has given a notice in accordance with Section 3.3(b);

           (c) a payment, prepayment or conversion of a Eurodollar Loan on a day which is not the last day of the Eurodollar Period with respect thereto;

           (d) the Revolving Loans not being converted to the Term Loans on the Conversion Date, to the extent Borrower shall have theretofore delivered a Loan Request selecting a Eurodollar Loan; and

           (e) the acceleration of the obligations pursuant to Section 9.2, in each case including any such loss, cost, damage or expense arising from interest, fees or other charges payable by such Bank to lenders of funds obtained by it in order to make or maintain such Eurodollar Loan hereunder.

Borrower shall pay within two (2) Business Days after demand (which demand shall be accompanied by a statement setting forth such Bank's calculation thereof, a copy of which shall be delivered to Agent) the amount due hereunder. Such statement and calculation shall, in the absence of manifest error, be conclusive. This covenant shall survive termination of this Agreement and payment in full of the Notes.

   4.2. DISCRETION AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of the Eurodollar Loans in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurodollar Loan during the Eurodollar Interest Period for such Eurodollar Loan through the purchase of deposits having a maturity corresponding to the last day of such Interest Period and bearing an interest rate equal to the Interbank Rate for such Interest Period. Any Bank may, if it so elects, fulfill any commitment to make Eurodollar Loans by causing a foreign branch or affiliate to make or continue such Eurodollar Loans at no additional cost to Borrower, provided, however, that in such event such Loans shall be deemed for the purposes of this Agreement to have been made by such Bank, and the obligation of Borrower to repay such Loans shall nevertheless be to such Bank and shall be deemed held by such Bank, to the extent of such Loans, for the account of such branch or affiliate.

   4.3. CAPITAL ADEQUACY. If after the date hereof, the adoption or application of any Law regarding capital adequacy of general applicability, or any change therein, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive regarding capital adequacy of general applicability (whether or not having the force of law) of any such Governmental Agency, central bank or comparable agency, has or would have the effect, of reducing the rate of return on such Bank's capital to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then such Bank may increase the applicable interest rate(s) set forth in Section 2.3.2 above for Loans from such Bank to compensate such Bank for such reduction in its rate of return on capital. Such increase shall be effective thirty (30) days after written notice thereof to Borrower; and such notice shall be accompanied by such Bank's statement setting forth its calculations thereof, which shall, in the absence of manifest error, be conclusive.

                                   ARTICLE 5

                             CONDITIONS PRECEDENT

   5.1. INITIAL REVOLVING LOAN. This Agreement shall not become effective and Banks shall not be required to make the Initial Revolving Loan hereunder unless Borrower has furnished to Agent on or before the Closing Date, with sufficient copies for Banks each of the following acceptable to Agent, each dated as of the Closing Date (or such earlier date as shall be acceptable to Agent):

       (a) Copies of the Articles of Incorporation and By-laws of Borrower, together with all amendments thereto, to the extent such Articles or By-laws have changed, or amendments thereto have been added, since such documents were delivered to Agent in connection with the Prior Agreement.

       (b) Copies, certified by the Secretary or an Assistant Secretary of Borrower, of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for Agent) authorizing the Borrower to execute, deliver and perform this Agreement and the other Loan Documents executed or to be executed by Borrower and to consummate the transactions contemplated hereby and thereby.

       (c) An incumbency certificate, executed by the Secretary or an Assistant Secretary of Borrower which shall identify by name and title and bear the signature of the officers of Borrower authorized on behalf of Borrower to execute, deliver and perform this Agreement and the other Loan Documents executed or to be executed by Borrower and to consummate the transactions contemplated hereby and thereby, to the extent the incumbency any of such officers or their authority has changed from that reflected on the incumbency certificate delivered to Agent in connection with the Prior Agreement.

       (d) This Agreement duly executed by Borrower, Agent and each of the Banks.

       (e) Revolving Notes, duly executed by Borrower, payable to the order of each of Banks.

       (f) Evidence satisfactory to Agent that Borrower shall have paid, or concurrently with such Initial Revolving Loan will pay in full all amounts owing with respect to the Prior Agreement.

       (g) A duly completed Compliance Certificate, except that section 4 thereof need not be completed.

       (h) A duly completed Officer's Certificate.

       (i) Such other documents as any Bank or its counsel may have reasonably requested.

   5.2. EACH LOAN. Banks shall not be required to make any Loan, or convert or extend any Loan unless on the applicable Funding Date:

       (a) There exists no Default or Event of Default.

       (b) The representations and warranties contained in Article 6 are true and correct as of such Funding Date, except to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under this Agreement.

       (c) In the case of the Term Loans, Borrower shall have furnished to each Bank the Term Notes, duly executed by Borrower, payable to the order of each of the Banks.

       (d) Borrower shall have furnished such other documents as Agent may have reasonably requested.

                                   ARTICLE 6

                  REPRESENTATIONS AND WARRANTIES OF BORROWER

   In order to induce Banks to enter into this Agreement, Borrower makes the following representations and warranties which shall survive the execution and delivery of this Agreement and the Notes, and the making of the Loans:

   6.1. DUE ORGANIZATION. Borrower is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction on which it is incorporated, and is duly qualified to conduct business as a foreign corporation in all jurisdictions where the failure to do so would have a material or adverse effect on its business.

   6.2. SUBSIDIARIES. Borrower has no Subsidiaries as of the date of this Agreement, except Enviroplex, Inc.

   6.3. REQUISITE POWER. Borrower has all requisite corporate powers and all governmental licenses, authorizations, consents and approvals necessary to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, other than such governmental licenses, authorizations, consents and approvals the absence of which will not materially or adversely effect the business, operations or conditions, financial or otherwise, of Borrower. Borrower has all requisite corporate powers to borrow the sums provided for in this Agreement, and to execute and deliver this Agreement and the Notes to which Borrower is required hereunder to be a party. The execution, delivery and performance of this Agreement and the Notes to which Borrower is required hereunder to be a party have been duly authorized by Borrower's Board of Directors and do not require any consent or approval of the stockholders of Borrower.

   6.4. BINDING AGREEMENT. This Agreement has been duly executed and delivered by Borrower and constitutes, and each of the Notes when executed and delivered by Borrower will constitute, a legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, except as the enforceability thereof may be affected by (a) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, (b) the availability of certain equitable remedies or limitations imposed by certain equitable principles of general applicability and (c) limitations based on statutes or on public policy limiting a person's right to waive the benefits of statutory provisions or common law rights.

   6.5. OTHER AGREEMENTS. The execution, delivery and performance of this Agreement and the Notes will not (a) violate any provision of law or regulation (including, without limitation, Regulations X and U of the Federal Reserve Board), or any order of any governmental authority, court, arbitration board or tribunal or Articles of Incorporation or Bylaws of Borrower, other than such violations which will not materially and adversely affect the business, operations or conditions, financial or otherwise, of Borrower or (b) result in the breach of, constitute a default under, contravene any provisions of, or result in the creation of any security interest, lien, charge or encumbrance upon any of the property or assets of Borrower pursuant to any indenture or agreement to which Borrower or any of its properties is bound.

   6.6. LITIGATION. There is no litigation, investigation or proceeding in any court or before any arbitrator or governmental regulatory commission, board, administrative agency or other governmental authority pending, or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its properties, which (a) may affect the performance by Borrower of this Agreement or the Notes or any of the transactions contemplated hereby or thereby and (b) if adversely determined would have a material adverse effect on the business, operations or condition, financial or otherwise, of Borrower.

   6.7. CONSENTS. No consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority or agency is required in connection with the execution, delivery and performance by Borrower of this Agreement or the Notes or the transactions contemplated hereby or thereby (except for standard disclosure requirements of federal securities laws and regulations).

   6.8. FINANCIALS. The audited balance sheet of Borrower as of December 31, 1996, and the related statements of income, retained earnings and changes in financial position for the fiscal year ended on such date, certified by Arthur Andersen, LLC, and the unaudited balance sheet of Borrower as of March 31, 1997, and the related statements of income, retained earnings and change of financial position for the three (3) months then ended, certified by the chief financial officer of Borrower, copies of which have been heretofore delivered to the Banks, are true, complete and correct and fairly present the financial condition of Borrower as of such dates and the results of its operations for the periods then ended. All of the aforementioned financial statements have been prepared in accordance with GAAP applied on a consistent basis. There has been no material adverse change in the business, operations or condition, financial or otherwise, of Borrower, since the date of such financial statements. As of the date thereof, Borrower does not have any material liabilities, direct or contingent, except as disclosed in the aforementioned financial statements.

   6.9. USE OF PROCEEDS. The proceeds of the Loans shall be used by Borrower solely (a) to pay all amounts owing with respect to the Prior Agreement; and
(b) for general corporate purposes.

   6.10. REGULATION U. Borrower is not engaged principally, or as one of its principal activities in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U or X of the Federal Reserve Board). No part of the proceeds of the Loans will be used by Borrower to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

   6.11. ERISA. Borrower is in compliance in all material aspects with all applicable provisions of ERISA and the regulations and published interpretations thereunder. If Borrower has a Plan, no Reportable Event (as defined in ERISA) has occurred with respect to any such Plan nor are there any unfunded vested liabilities thereunder; Borrower has met its minimum funding requirements under ERISA with respect to each such Plan and has not incurred any material liability to the PBGC in connection with any such Plan.

   6.12. TAX RETURNS. All tax returns required to be filed by Borrower which are now due in any jurisdiction have been filed; all taxes, assessments, fees and other governmental charges upon Borrower, or upon any of its properties, incomes or franchises, which are due and payable have been paid, or adequate reserve has been provided, in Borrower's financial statements, for payment thereof.

   6.13. LICENSES, TRADEMARKS, ETC. Borrower has all patents, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, permits and franchises which are required in order for it to conduct its business and to operate its properties as now or proposed to be conducted without known conflict with the rights of others.

   6.14. BURDENSOME AGREEMENT, ETC. Borrower is not a party to any unusual or unduly burdensome agreement or undertaking, nor is it subject to any unusual or unduly burdensome court order, court writ, injunction or decree of any court or governmental instrumentality, domestic or foreign, which materially and adversely affects its business or property, assets, operations or condition, financial or otherwise.

   6.15. TITLE AND LIEN. Except for Permitted Liens, the real property and all other property and assets of Borrower reflected in the audited consolidated balance sheet (and related notes) of Borrower dated December 31, 1996, delivered to the Banks pursuant to Section 6.8, are free from all liens, charges, security interests and encumbrances of any nature whatsoever; and, except as aforesaid, Borrower has a good and marketable title in fee simple to all such real property and good and marketable title to all other such property and assets, except those disposed of in the ordinary course of business.

   6.16. EXISTING DEFAULTS. Borrower is not in default under any material term of any mortgage, indenture, deed of trust or any other material agreement to which it is a party or by which it or any of its properties may be bound. Borrower is not in violation of any Law to which it or any of its properties is subject, other than such Laws the violation of which will not materially and adversely effect the business, operations or conditions, financial or otherwise, of Borrower.

   6.17. OTHER CONTRACTS. Borrower is not in default in any material respect under the provision of any contract or commitment with a party which does not contemplate completion of performance by either party within one year, and to the best of Borrower's knowledge, there are no facts or conditions which, with the giving of notice or passage of time (or both), would result in such a default under any provision of any such contract or commitment which would, individually or in the aggregate, materially and adversely affect Borrower's business or financial position.

   6.18. LEASES. Borrower enjoys peaceful and undisturbed possession under all the leases to which it is a party or under which it is a lessee. All such leases and all leases under which Borrower is lessor are legal, valid and binding obligations of lessor and lessee and are enforceable in accordance with their terms, except as the enforceability thereof may be affected by (a) bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights generally, (b) the availability of certain equitable principles of general applicability, and (c) limitations based on statutes or on public policy limiting a person's right to waive the benefits of statutory provisions or common law rights. No default exists under any such leases under which Borrower is lessee and Borrower is not in default under any such leases under which it is lessor.

   6.19. FIRE AND EXPLOSION. Neither the business nor the properties or operations of Borrower are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or operations.

   6.20. NO DEFAULT. No Default or Event of Default has occurred and is continuing.

                                   ARTICLE 7

                             AFFIRMATIVE COVENANTS

   Borrower covenants that, so long as any Obligations remain unpaid or not fully performed or any Commitment remains unused in whole or in part, unless the Required Banks shall otherwise consent in writing:

   7.1. INSPECTION. Borrower shall maintain adequate books and accounts established and admitted in accordance with GAAP and permit Banks by their representatives and agents at least on an annual basis to inspect any of the properties, operating procedures, corporate books and financial records of Borrower, to examine and make copies of the books of account and other financial records of Borrower, and to discuss the affairs, finances and accounts of Borrower with, and to be advised of the same by, Borrower's officers at such reasonable times and intervals as Banks may designate by reasonable prior notice to Borrower.

   7.2. PROCEEDS. Borrower shall use the proceeds of the Loans only (i) to pay all amounts owing under the Prior Agreement, and (ii) for general corporate purposes, and will furnish Banks with such evidence as each of them may reasonably require with respect to such use.

   7.3.  FINANCIAL STATEMENTS.  Borrower will furnish to Agent:

       (a) within forty-five (45) days after the close of each December, March, June and September: (i) income statement of Borrower for such quarter; and
(ii) balance sheet of Borrower as of the end of such quarter, all in reasonable detail, subject to year-end audit adjustments and certified by Borrower's President, Vice President of Administration or Treasurer/Vice President to be complete and correct in all material respects, and to fairly present the financial condition and income of Borrower as of the dates and for the period indicated;

       (b) Intentionally Left Blank.

       (c) within ninety (90) days after the close of each fiscal year a copy of the annual audit report for such year for Borrower including therein: (i) a statement of stockholders' equity and a statement of changes in financial position of Borrower for such fiscal year; (ii) income statement of Borrower for such fiscal year; and (iii) balance sheet of Borrower as of the end of such fiscal year; the income statement and balance sheet to be audited by Arthur Andersen, LLC or another independent certified public accountant acceptable to the Bank, and certified by such accountants to have been prepared in accordance with GAAP consistently applied together with a certificate of such accounting firm to the Bank, stating that in the course of the regular audit of the business of Borrower, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of an Event of Default (insofar as it pertains to accounting matters), or an event which with notice or the passage of time or both would constitute an Event of Default (insofar as it pertains to accounting matters), has occurred and is continuing, or if, in the opinion of such accounting firm, an Event of Default (insofar as it pertains to accounting matters) has occurred and is continuing, a statement as to the nature thereof, and a certificate stating that the Borrowing Base calculated as of December 31, of that fiscal year is accurate and complete;

       (d) contemporaneously with each quarterly and year end financial report required by Sections 7.3(a) and (c) above, a Compliance Certificate of the President, Vice President of Administration, Chief Financial Officer, or Treasurer/Vice President of Borrower stating that such officer has individually reviewed the provisions of this Agreement and has individually reviewed or supervised the review of the activities of Borrower during such year or quarterly period, as the case may be, with a view to determining whether Borrower has fulfilled all its obligations under this Agreement, and that Borrower has observed and performed each undertaking contained in the Agreement and is not in Default in the observance or performance of any of the provisions hereof or, if Borrower shall be so in Default, specifying all such Defaults and events of which such officer may have knowledge, and otherwise containing the information and certifications required in the form of Compliance Certificate shown on Exhibit A;

       (e) promptly after sending or making available or filing of the same, copies of all reports, proxy statements and financial statements that Borrower sends or makes available to its stockholders and all registration statements and reports that Borrower files with the Securities and Exchange Commission, or any other governmental official, agency or authority;

       (f) as soon as possible and in any event within five (5) days after Borrower has knowledge of (i) the occurrence of a Default or an Event of Default, or (ii) any default or event of default as defined in any evidence of Debt or under any agreement, indenture or other instrument under which such Debt has been issued, whether or not such Debt is accelerated or such default waived and which default or event of default has resulted or may result in a material adverse change in Borrower's condition (financial or otherwise) or operations, a statement of the Chief Financial Officer or Treasurer of Borrower setting forth details thereof, and the action which Borrower proposes to take with respect thereto;

       (g) within forty-five (45) days after the close of each quarter, a report in form satisfactory to the Agent calculating the required quantitative covenants set forth in Section 7.12 hereof in form satisfactory to the Agent and certified as correct by the Chief Financial Officer, Vice President of Administration or Treasurer/Vice President of Borrower;

       (h) as soon as available any written report pertaining to material items in respect to Borrower's internal control matters submitted to Borrower by independent accountants in connection with each annual or interim special audit of the financial conditions of Borrower made by Borrower's independent public accountants;

       (i) prompt written notice of any condition or event which has resulted or might result in (i) a material adverse change in Borrower's condition (financial or otherwise) or operations, or (ii) a breach of or noncompliance with any term, condition or covenant contained herein, or (iii) a material breach of or noncompliance with any term, condition or covenant of any material contract to which Borrower is a party or by which it or its property may be bound;

     (j) prompt written notice of any claims, proceedings or disputes (whether or not purportedly on behalf of Borrower) against, or to the knowledge of Borrower threatened, or affecting, Borrower which, if adversely determined, would have a material adverse effect on the business, properties or condition (financial or otherwise) of Borrower (without in any way limiting the foregoing, claims, proceedings or disputes involving monetary amounts in excess of Five Hundred Thousand Dollars ($500,000) not fully covered by insurance shall be deemed to be material), or any material labor controversy resulting in or threatening to result in a strike against Borrower, or any proposal by any public authority to acquire any of the material assets or business of Borrower;

     (k) promptly after receipt thereof a copy of any notice Borrower receives from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any Plan; provided, however, that this
Section 7.3(k) shall not apply to notices of general application promulgated by the Department of Labor, and prompt written notice if Borrower adopts or becomes liable to contribute to any Plan; and

     (l) at least fifteen (15) days prior to incurring any Real Property Debt, a statement by Borrower to Agent, in form and substance satisfactory to Agent, which (i) verifies that Borrower is in compliance with Section 8.4(a) of this Agreement; (ii) details Borrower's calculation of such compliance; and (iii) includes, without limitation, attachments detailing the appraisal of Borrower's property which is the subject of such Real Property Debt.

     (m) such other financial or other information as Agent may from time to time reasonably request.

   7.4.  Intentionally Left Blank.

   7.5. CORPORATE EXISTENCE. Borrower shall preserve and maintain its corporate existence and all of its rights, privileges, and franchises necessary or desirable in the normal course of its business.

   7.6. COMPLIANCE WITH LAW. Borrower shall comply with the requirements of all applicable Laws (including without limitation, ERISA with respect to each of Borrower's Plans) and all material agreements to which it is a party, other than such requirements or agreements with respect to which the non-compliance of Borrower will not materially and adversely effect the business, operations or conditions, financial or otherwise, of Borrower.

   7.7. INSURANCE. Borrower shall maintain and keep in force insurance of the types and in amounts customarily carried in its lines of business, including but not limited to fire, public liability, property damage, workmen's compensation insurance carried by companies and in amounts satisfactory to the Bank, and deliver to the Bank from time to time, as the Bank may request, schedules setting forth all insurance then in effect. Borrower shall maintain and keep in full force and effect property damage insurance covering Eligible Equipment.

   7.8. FACILITIES. Borrower shall keep those properties useful or necessary to its business in good repair and condition, and from time to time make necessary repairs, renewals, and replacements thereto so that its property shall be fully and efficiently preserved and maintained.

   7.9. TAXES AND OTHER LIABILITIES. Borrower shall pay and discharge when due any and all indebtedness, obligations, assessments, taxes real and personal, including federal and state income taxes, except such as it may in good faith contest or as to which a bona fide dispute may arise; provided provision is made to the satisfaction of the Required Banks for prompt payment thereof in the event that it is found that the same is its obligation.

   7.10. LITIGATION. Borrower shall give immediate notice to Banks of: (a) any litigation or proceeding in which it is a party if any adverse decision therein would require Borrower to pay more than Five Hundred Thousand Dollars ($500,000) or require Borrower to deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (b) the institution of any other suit or proceeding involving it that might materially and adversely affect Borrower's operations, financial condition, property or business.

   7.11. CHANGE OF LOCATION. Borrower shall notify Banks (30) thirty days in advance of any change in the location of any of its places of business or of the establishment of any new, or the discontinuance of any existing, place of business; provided that, Borrower need not notify Banks of a change, within six (6) months after the date of this Agreement, of its headquarters to Livermore, California .

   7.12. FINANCIAL TESTS. Borrower will maintain, measured quarterly as of the last day of each March, June, September and December in accordance with
GAAP:

     (a) Tangible Net Worth at all times of at least the sum of (i) Seventy-Seven Million Eight Hundred Thousand Dollars ($77,800,000) ("Base Amount"), plus (ii) fifty percent (50%) of Net Income (without reduction for any Net
Loss) generated after June 30, 1997 , plus (iii) ninety percent (90%) of the proceeds from the issuance of Borrower's capital stock (excluding the first Three Million Five Hundred Thousand Dollars ($3,500,000) of such proceeds from the exercise of stock options after the date of this Agreement).

     (b) at all times a ratio of Liabilities to Tangible Net Worth for Borrower (without consolidation with any Affiliate) at all times of not more than three to one (3 to 1);

     (c) a ratio of EBIT to interest expense of at least two to one (2.0 to 1) calculated on a four (4) quarter rolling basis ; and

     (d) a ratio of Adjusted Net Income to Debt Service of at least 1.15 to 1 calculated on a four (4) quarter rolling basis .

                                   ARTICLE 8

                              NEGATIVE COVENANTS

     So long as any Obligations remain unpaid or not fully performed or any Commitment remains unused in whole or in part, unless the Required Banks shall otherwise consent to in writing, Borrower agrees that:

   8.1. MERGERS/CHANGES. Borrower shall not change its name, change the nature of its business, sell (whether in any one transaction or a series of transactions) all or substantially all of its assets, enter into any merger, consolidation, reorganization or recapitalization, reclassify its capital stock, cease to be a publicly held company, or become a subsidiary of any other company.

   8.2. SALE OF ASSETS. Borrower shall not sell, transfer, lease or otherwise dispose of any of its assets outside the ordinary course of its business except for cash or a cash equivalent and then only if such sale occurs after the Conversion Date and all the net proceeds (i.e., gross proceeds less funds used to discharge liens securing the assets sold) therefrom are used to reduce the principal outstanding on the Term Loans. Sale of assets through the Investor-Owner Sales Program are recognized as sales of assets in the ordinary course of Borrower's business.

   8.3. LIENS. Borrower shall not mortgage, pledge, grant or permit to exist a Lien upon any of its assets of any kind, now owned or hereafter acquired, except for (collectively the "Permitted Liens"):

     (a) existing Liens reflected on the consolidated balance sheet (and notes thereto) of Borrower dated December 31, 1996 furnished to Banks pursuant to Section 6.8 hereof, or any Lien which replaces an existing Lien, provided the principal amount of the debt secured by the replacing Lien does not exceed the principal amount at the time of replacement of the existing Lien, or cover property other than the property covered by the existing Lien;

     (b) Liens of carriers, warehousemen, mechanics, landlords, materialmen's, suppliers, tax, assessments, other governmental charges and other like Liens arising in the ordinary course of business securing obligations that are not incurred in connection with the obtaining of any advance or credit and which are not overdue or are being contested in good faith by appropriate proceedings, provided provision is made to the satisfaction of Agent for the eventual payment thereof in the event it is found that such obligation is payable by Borrower;

     (c) Liens arising in connection with workmen's compensation, unemployment insurance, appeal and release bonds and progress payments under government contracts;

     (d) the giving, simultaneously with or within ninety (90) days after the acquisition or construction of real property or tangible personal property, of any purchase money Lien (including vendor's rights under purchase contracts under an agreement whereby title is retained for the purpose of securing the purchase price thereof) on real property or tangible personal property hereafter acquired or constructed and not heretofore owned by Borrower, or the acquiring hereafter of real property or personal tangible property not heretofore owned by Borrower subject to any then existing Lien (whether or not assumed); provided, however, that in each such case such Lien is limited to such acquired or constructed real or tangible personal property;

     (e) judgment Liens in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by insurance; and

     (f) Liens arising from the Real Property Debt, provided, however, that Borrower is in compliance with Sections 7.3(l) and 8.4(a) of this Agreement.

   8.4. INDEBTEDNESS. Borrower shall not incur, create, assume, or permit to exist:

     (a) Real Property Debt which in the aggregate exceeds Twenty-five Million Dollars ($25,000,000); and

     (b) Outside Debt, which in the aggregate exceeds Twenty-five Million Dollars ($25,000,000).

   8.5. PREPAYMENT. Borrower shall not prepay any Debt (other than Loans), or enter into or modify any agreement as a result of which the terms of payment of the Debt are waived or modified unless such prepayment or modification will have no material adverse affect on the condition (financial or otherwise) or operations of Borrower.

   8.6 TRANSACTION WITH AFFILIATES. Borrower shall not, directly or indirectly, enter into any transaction with or for the benefit of an Affiliate on terms more favorable to the Affiliate than would have been obtainable in arms' length dealings.

   8.7. MISREPRESENTATIONS. Borrower shall not furnish any Bank any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

   8.8. REGULATIONS. Borrower shall not directly or indirectly apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.

   8.9. PARTNERSHIPS. Except as to limited partnerships formed by Borrower in connection with the Investor-Owner Sales Program, Borrower shall not be a general or limited partner in any partnership or a joint venturer in any joint venture without the written consent of the Required Banks.

                                   ARTICLE 9

                               EVENTS OF DEFAULT

   9.1. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default:

     (a) Borrower fails to pay any installment of principal (including without limitation any mandatory prepayment pursuant to Section 3.4) when due, or any installment of interest or a Commitment Fee within five (5) calendar days after the date payable hereunder;

     (b) Borrower fails to observe or perform any material, term, covenant, obligation or agreement to be observed or performed by it under this Agreement or any Loan Documents when required to be observed or performed and (i) such failure shall continue for ten (10) calendar days after notice to Borrower from Agent of such failure or (ii) such failure shall continue for fifteen (15) calendar days after Agent is notified of such failure by Borrower.

     (c) a default shall occur as defined in any evidence of Debt by Borrower or under any indenture, agreement or other instrument under which the same may be issued, or any event upon any occurrence of which any holder or holders of the Debt outstanding thereunder may declare the same due and payable before its stated maturity, and which default (i) shall continue for a period of ten (10) calendar days after notice thereof and (ii) in the reasonable opinion of the Required Banks, has resulted or may result in a material adverse change in Borrower's condition (financial or otherwise) or operations, provided, however, that such default shall not be considered an Event of Default hereunder when the amount thereof is being contested in good faith by appropriate proceedings with adequate reserves therefor being set aside by Borrower;

     (d) any certified or audited financial statement, representation, warranty or certificate made or furnished by Borrower to Agent or any Bank in connection with this Agreement, or as inducement to Banks to enter into this Agreement, or in any separate statement or document to be delivered hereunder to Banks, shall be materially false, incorrect, or incomplete when made;

     (e) Borrower shall suffer one or more final judgments for payment of money aggregating in excess of Five Hundred Thousand Dollars ($500,000) in any one (1) year period and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed;

     (f) Borrower shall: (i) have an order for relief entered with respect to it under the Federal Bankruptcy Code; (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due; (iii) make an assignment for the benefit of creditors; (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property; (v) institute any proceeding seeking an order for relief under the Federal Bankruptcy Code or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it; (vi) take any corporate action to authorize or affect any of the foregoing actions set forth in this Section 9.1(f); or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(g);

     (g) without the application, approval or consent of Borrower, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any substantial part of the property of any thereof, or a proceeding described in Section 9.1(f) shall be instituted against Borrower and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty (30) consecutive days;

     (h) at any time Borrower has a Plan and any Reportable Event occurs, as defined in ERISA, which creates or results in a liability in excess of Five Hundred Thousand Dollars ($500,000) for which Borrower is or may become obligated to pay, and such liability continues to exist for thirty (30) consecutive days;

     (i) the Required Banks shall have reasonably determined in good faith (which determination, if made reasonably and in good faith, shall be final and conclusive and shall be binding upon the parties to this Agreement) that one or more conditions exist or events have occurred which might indicate, or result in, a material adverse change in the operations, business, property or assets of, or in the condition (financial or otherwise) of, Borrower or in the ability of Borrower to meet in the normal course of business its obligations under this Agreement or the Notes and such conditions of events continue for a period of ten (10) calendar days following notice.

   9.2. ACCELERATION. If any Event of Default described in Section 9.1(f) or 9.1(g) shall occur and be continuing, the obligations of Banks to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of Agent or any Bank. If any other Event of Default shall occur and be continuing, the Required Banks may (and at the direction of the Required Banks, Agent shall) terminate or suspend the obligations of Banks to make Loans hereunder, or declare the obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of dishonor of any kind, as such terms are defined in Division 3 of the California Commercial Code, all of which Borrower hereby expressly waives. Agent shall give Borrower prompt notice of any termination or suspension of its obligations or acceleration of Borrower's Obligations hereunder. After any acceleration, Banks shall have, in addition to the rights and remedies given to them by this Agreement and the Notes, all those allowed by all Applicable Laws.

                                   ARTICLE 10

                                     AGENT

   10.1. APPOINTMENT; POWERS. Each Bank hereby irrevocably appoints and authorizes Agent to act as its agent under the Loan Documents and authorizes Agent to take such actions on Bank's behalf and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Agent agrees to act as such upon the express conditions contained in this Article 10. Agent shall have no duties or responsibilities except those expressly set forth in the Loan Documents, may perform such duties by or through its agent or employees and shall not by reason of the Loan Documents have a fiduciary relationship with any Bank. The provisions of this Article 10 are solely for the benefit of Agent and Banks; and Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Banks, and does not assume and shall not be deemed to have assumed any obligations towards or relationship of agency or trust with or for Borrower.

   10.2. AGENT AS BANK. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon Agent in its individual capacity. With respect to its Commitments and the Loans made by it, Agent shall have the same rights and powers under the Loan Documents as any Bank and may exercise the same as though it were not Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Agent in its capacity as a Bank hereunder. Agent and any Bank and their respective Affiliates may accept deposits from, lend money to (including loans which may be repaid by Loans under this Agreement), and generally engage in any kind of business with Borrower or any of its Affiliates as if it were not Agent or a Bank and without any duty to account therefor to the other parties to this Agreement.

   10.3.  INDEPENDENT CREDIT ANALYSIS. Each Bank represents and warrants that
(a) it has, independently and without reliance upon Agent, any other Bank, or the directors, officers, agents, or employees of Agent or of any other Bank, and instead in reliance upon information supplied to it by or on behalf of Borrower, and upon such other information as it has deemed appropriate, made its own independent investigation of the financial condition and affairs of Borrower and its own independent credit analysis and decision to enter into this Agreement, and (b) it shall independently and without reliance upon Agent, any other Bank, or the directors, officers, agents or employees of Agent, or of any other Bank, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents. Agent shall not have any duty or responsibility to make any such investigation or appraisal on behalf of Banks or provide any Bank with any credit or other information concerning the affairs, financial condition or business of Borrower which may at any time come into the possession of Agent or any of its Affiliates, unless such information shall have been delivered to Agent in writing (i) with directions to deliver the same to Banks or (ii) in satisfaction of a specific requirement of this Agreement.

   10.4. GENERAL IMMUNITY. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under any of the Loan Documents or in connection therewith, unless caused by its or their gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent:

     (a) shall not be responsible to any Bank for any recitals, statements, warranties or representations in the Loan Documents or in any written or oral statement or in any financial or other statements, agreements, instruments, reports, certificates or other documents relative thereto or for the financial condition of Borrower;

     (b) shall not be responsible for the authenticity, accuracy, completeness, value, validity, effectiveness, due execution, legality, genuineness, enforceability or sufficiency of the Loan Documents or any other agreements or any assignments, certificates, requests, financial statements, notice schedules or any opinions of counsel executed and delivered pursuant thereto;

     (c) shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions, agreements, covenants or conditions contained in the Loan Documents on the part of Borrower, or any of the terms of any such agreement by any party thereto or as to the use of the proceeds of the Loans and shall have no duty to inspect the property (including the books and records) of Borrower;

     (d) shall incur no liability under or in respect of the Loan Documents or any other document by acting upon any notice, consent, certificate or other instrument or writing believed by Agent in good faith to be genuine and signed or sent by the proper party;

     (e) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by Agent and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts; and

     (f) subject to the provisions of Section 10.6.3, (i) Agent may act or refrain from acting under the Loan Documents in accordance with the instructions of the Required Banks or Banks, where appropriate in accordance with the terms of the Loan Documents, (ii) Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under any Loan Document unless and until it has obtained the instructions of Required Banks, where appropriate in accordance with the terms of the Loan Documents, or Banks, and (iii) no Bank shall have any right of action against Agent for acting or refraining from acting in accordance with this Section 10.4(f).

   10.5. RIGHT TO INDEMNITY. Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first be indemnified (upon requesting such indemnification) to its satisfaction by Banks (in accordance with each Bank's Pro Rata Share) against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. Each Bank severally agrees to indemnify Agent (to the extent not reimbursed under Section 11.5), in the amount of its Pro Rata Share for any and all liabilities, obligations, losses, damages, penalties, actions judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any other documents, provided no such liability, obligation, loss, damage, penalty, action, judgment, suit, claim, cost, expense or disbursement results from Agent's gross negligence or willful misconduct. Each Bank agrees to reimburse Agent in the amount of its Pro Rata Share of any out-of-pocket expenses and costs, including, without limitation, attorneys' fees, incurred for the benefit of Banks and not reimbursed by Borrower pursuant to Section
11.5 of this Agreement. Nothing contained herein shall release Borrower from any obligations to make payments to Agent pursuant to Section 3.7.

   10.6.  ACTION BY AGENT

     10.6.1. ACTUAL KNOWLEDGE. Agent may assume that no Default or Event of Default has occurred and is continuing, unless Agent has actual knowledge of the Default or Event of Default, has received notice from Borrower, its counsel or its independent certified public accountants stating the nature of the Default or Event of Default, or has received notice from a Bank stating the nature of the Default or Event of Default and that Bank considers the Default or Event of Default to have occurred and be continuing.

     10.6.2. AGENT; OBLIGATIONS. Agent has only those obligations under the Loan Documents that are expressly set forth therein. Without limitation on the foregoing, Agent shall have no duty to inspect any property of Borrower, although Agent may in its discretion periodically inspect the property from time to time.

     10.6.3. DISCRETION TO ACT. Except for any obligation expressly set forth in the Loan Documents and as long as Agent may assume that Default or Event of Default has occurred and is continuing, Agent may, but shall not be required to, exercise its discretion to act or not act, except that Agent shall be required to act or not act upon the instructions of the Required Banks (or of all Banks in any circumstances governed by the provisions of Section 11.1 of this Agreement) and those instructions shall be binding upon Agent, all Banks, and all holders of the Notes; provided, that Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to Applicable Law.

     10.6.4.  ACTION UPON INSTRUCTIONS. If Agent may not assume that no
Default or Event of Default has occurred and is continuing, Agent shall give notice thereof to Banks and shall act or not act upon the instructions of the Required Banks, where appropriate in accordance with the terms of this Agreement, or Banks; or provided that Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to Applicable Law.
If the Required Banks or Banks, as the case may be, entitled to instruct Agent fail, for fifteen (15) Business Days after the giving of notice by Agent, to instruct Agent, then Agent in its discretion may act or not act as it deems advisable for the protection of the interests of Banks.

   10.7. PAYEE OF NOTE TREATED AS OWNER. Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the payee of any Note or the holder of any Note (if Agent has received written notice of the assignment or transfer thereof) shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor.

   10.8. AGENT'S RESIGNATION. Agent may resign at any time by giving at least ninety (90) days' prior written notice of its intention to do so to each Bank and to Borrower. Such resignation shall become effective upon the appointment by Borrower, with the consent of the Required Banks, which consent shall not be unreasonably withheld, of a successor Agent which is a Bank; provided that upon the occurrence and continuance of an Event of Default, the Required Banks shall appoint such successor without the consent of Borrower. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any resigning Agent's resignation hereunder as Agent, the provisions of this
Article 10 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder. Upon such appointment, the term "Agent" shall for all purposes of this Agreement thereafter mean such successor.

                                  ARTICLE 11

                                 MISCELLANEOUS

   11.1. AMENDMENTS. Subject to the provisions of this Article 11 and except as otherwise provided in any Loan Document, the Required Banks (or the Agent with the consent in writing of the Required Banks) and the Borrower, may enter into agreements supplemental hereto or thereto for the purpose of adding to or modifying any provisions of the Loan Documents or changing in any manner the rights of the Banks or of the Borrower, as the case may be, hereunder or thereunder or waiving any Default or Event of Default hereunder or thereunder; provided, however, that no such supplemental agreement shall, without the consent of all the Banks:

     (a) Extend the maturity of any Loan or Note, reduce the principal amount thereof, reduce the rate, or extend the time of payment of interest or fees thereon.

     (b) Change the percentage specified in the definition of Required Banks.

     (c) Extend the Revolving Loan Termination Date or the Term Loan Maturity Date, or reduce the amount or extend the payment date for, the mandatory payments, or increase the Pro Rata Share of any Bank or amount of the Commitment of any Bank hereunder, or permit the Borrower to assign its rights under this Agreement.

          (d) Amend this Section 11.1.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 3.7 without obtaining the consent of any of the Banks.

     11.2. PRESERVATION OF RIGHTS. No delay or omission of the Agent or any Bank to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or Event of default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Banks required pursuant to Section 11.1, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Banks until the Obligations have been paid in full.

     11.3. SETOFF. In addition to, and without limitation of, any rights of the Banks under applicable Law, if the Borrower becomes insolvent, however evidenced, or any Default or Event of Default occurs, any indebtedness from any Bank to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Bank, whether or not the Obligations, or any part hereof, shall then be due.

     11.4. RATABLE PAYMENTS. If any Bank, whether by setoff or otherwise, has payment made to it upon its Loans in a greater proportion than that received by any other Bank, such Bank agrees, promptly upon demand, to purchase a portion of the Loans held by the other Banks so that after such purchase each Bank will hold its ratable proportion of Loans.

     11.5. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to promptly pay (a) all the actual and reasonable costs and expenses of preparation of this Agreement, the Notes and the other Loan Documents, and of all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Agent as to any legal matters arising hereunder or thereunder), and of Borrower's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (b) the reasonable fees, expenses and disbursements of Agent (including fees, expenses and disbursements of counsel to Agent) in connection with the negotiation, preparation, execution (not to exceed Five Thousand Dollars ($5,000), and administration of this Agreement, the Notes, the other Loan Documents, and the Loans hereunder, and any amendments and waivers hereto; and (c) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees and costs of settlement) incurred by Banks in enforcing any Obligations of or in collecting any payments due from Borrower hereunder or under the Notes by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceeding.

     11.6.  INDEMNITY.  In addition to the payment of expenses pursuant to
Section 11.5, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Banks and any holder of any Note, and the officers, directors, employees and agents of Banks and such holders (individually called an "Indemnitee" and collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of the use or intended use of the proceeds of the Loans hereunder (the "indemnified liabilities"); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

     11.7. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

     11.8. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Bank shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable Law.

     11.9. TAXES. Any taxes (excluding income taxes) payable or ruled payable by Federal or State authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

     11.10. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     11.11. SEVERAL OBLIGATIONS. The respective obligations of the Banks hereunder are several and not joint and no Bank shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Bank to perform any of its obligations hereunder shall not relieve any other Bank from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     11.12. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Banks.

     11.13 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provisions in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     11.14. NONLIABILITY OF BANKS. The relationship between the Borrower and the Banks and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Bank shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Bank undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     11.15. CHOICE OF LAW. The Loan Documents (other than those containing a contrary express choice of law provisions) shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of California, but giving effect to federal laws applicable to national banks.

     11.16. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR CALIFORNIA STATE COURT SITTING IN SAN FRANCISCO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY BANK TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

     11.17. COMPLIANCE WITH APPLICABLE LAWS. It is not the intent of the Borrower, the Agent or the Banks to make an agreement in violation of Applicable Law. Regardless of any provision contained herein, no Bank shall be entitled to receive, collect or apply, as interest on the Loans, any amount in excess of the Maximum Amount. If any Bank ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, the Borrower and each Bank shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Loans are paid and performed in full prior to the end of the full contemplated term of the Obligations, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, each Bank shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Loans owing, and, in such event, each Bank shall not be subject to any penalties provided by Applicable Law for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section 11.17 shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Transaction Documents.

     11.18. CONFIDENTIALITY. Agent and each Bank agrees to hold any information which it may receive from Borrower pursuant to this Agreement in confidence, and further agrees not to disclose any such information to any person or to use any such information for any purpose other than in connection with this Agreement. The restrictions of this Section 11.18 shall not apply to any information which has been disseminated to the public.

          (a) Agent and each Bank agrees that, at any time that it has in its possession any of Borrower's confidential information and for not less than seventy-two (72) hours after such information is made available to the public, it will not buy or sell, or place orders to buy or sell, directly or indirectly, any securities of Borrower.

          (b) Notwithstanding the foregoing, Agent and Banks may disclose such Borrower's confidential information to other Banks or to other Bank's employees, attorneys, accountants, or other professional advisors as is necessary for Agent or such Banks to perform its obligations or protect its interests under this Agreement. Agent and each Bank shall take such steps to protect Borrower's confidential information as it does to protect its own confidential information, including but not limited to, obtaining written agreements from all persons given access to Borrower's confidential information to: (i) protect the confidentiality of such information; (ii) not disclose it to any other person; (iii) not to use it for any purpose other than to assist Agent or Banks to perform its obligations or protect its interests under this Agreement; and (iv) not to buy or sell, or place orders to buy or sell, directly or indirectly, any securities of Borrower at any time that such person has in his/her possession any of Borrower's confidential information and not for seventy-two (72) hours after such information is made available to the public.

          (d) Notwithstanding the foregoing, Agent and Banks may disclose such of Borrower's confidential information as each of them may be required to do so (i) to regulatory officials, (ii) pursuant to law, regulation or legal process, or (iii) in connection with any legal proceeding to which Agent or a Bank may be a party; provided that Agent or such Bank shall have first given Borrower such written notice of its intention to so disclose Borrower's confidential information promptly after it receives notice that it is required to disclose such information.

     11.19. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of Agent, Banks and Borrower and their respective successors and assigns; provided, however, that neither Borrower nor any Bank may assign or transfer its rights or obligations under this Agreement (including, without limitation, through participations) without the prior written consent of each party to this Agreement.

     11.20.  NOTICES.

          (a)  Except as otherwise expressly provided in this Agreement:

          (i) All notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telecopied, or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section 11.20; and

          (ii) Any notice, request, demand, direction or other communication given by telecopier must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address.

          (b) Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telecopier, when sent; or if given by personal delivery, when delivered.

     11.21. ENTIRE AGREEMENT. THE LOAN DOCUMENTS REPRESENT THE FINAL AND ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AND CONTEMPORANEOUS AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

     11.22. JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     IN WITNESS WHEREOF, the Bank and Borrower have caused this Agreement to be duly executed on the day and year first written at the head of this Agreement.

     BORROWER:

     McGRATH RENTCORP


     By:
        ------------------------------
        Its
           ---------------------------

     Notice Address (until Borrower's planned move to
     Livermore, California scheduled to occur prior to December 31, 1997):

     2500 Grant Avenue
     San Lorenzo, CA  94580
     Attention:  Ms. Delight Saxton

     Notice Address (after Borrower's planned move to
     Livermore, California):
     5720 Las Positas
     Livermore, California 94550
     Attention:   Ms. Delight Saxton

     BANKS:

     UNION BANK OF CALIFORNIA,
     NATIONAL ASSOCIATION,
     individually and as Agent


     By:
        ------------------------------
        Its
           ---------------------------

     Notice Address:

     400 California Street
     San Francisco, CA  94104
     Attention:  Mr. Robert Vernagallo
     Fax No.:  (415) 765-3146

     Commitment:   $23,800,000
     Pro Rata Share:  34%

     FLEET BANK, N.A.


     By:
        ------------------------------
        Its
           ---------------------------

     Notice Address:

     592 Fifth Avenue
     New York, NY  10036
     Attention:  Mr. Anthony C. Nocera
                 Vice President
     Fax No.:  (212) 819-6515

     Commitment:   $23,100,000
     Pro Rata Share:  33%


BANK OF AMERICA NATIONAL
TRUST AND SAVINGS ASSOCIATION


     By:
        ------------------------------
        Its
           ---------------------------

     Notice Address:

     300 Lakeside Drive, Suite 250
     Oakland, CA  94612
     Attention:  Mr. Kenneth J. Beck
                 Vice President
     Fax No.:  (510) 273-5355

     Commitment:   $23,100,000
     Pro Rata Share: 33%

                                   EXHIBIT A
                            [COMPLIANCE CERTIFICATE]


                            COMPLIANCE CERTIFICATE


This Compliance Certificate is furnished pursuant to Section 7.3(d) of that certain Credit Agreement dated as of _____________, 1997, among the Borrower, certain Banks parties thereto and Union Bank of California, N.A., as Agent for the Banks, as from time to time modified, supplemented or amended (the "Agreement"). Unless otherwise defined, all capitalized terms used in this Compliance Certificate have the respective meanings ascribed to them in the Agreement.

Borrower hereby represents and warrants as follows:

     1. I am familiar with the Agreement and the business and operations of Borrower.

     2. Except as otherwise specifically indicated, the information contained in this Certificate is true and accurate on and as of ______________________, 19__ (the "Certification Date").

     3. As of the Certification Date and at all times during the quarter ending on the Certification Date, Borrower has performed all obligations to be performed by it under (a) the Agreement, (b) any instrument or agreement to which Borrower is a party or under which Borrower is obligated, and (c) any judgment, decree, or order of any court or governmental authority binding on Borrower. No Default or Event of Default has occurred, whether or not the same was cured, during such quarter.

     4. As of the Certification Date, the information set forth below is true, accurate and complete:

          (a)  SECTION 7.12(a):  TANGIBLE NET WORTH
               ------------------------------------

               Tangible Net Worth                      $
                                                        ----------------

               Minimum Tangible Net Worth Calculation

                 Base Amount                           $77,800,000
                                                        ----------------

                    Plus:  Fifty percent of Net
                      Income (without reduction for
                      Net Loss) after June 30, 1997         $
                                                             ----------------

                    Plus:  90% of the gross
                      proceeds from stock
                      issuance (excluding
                      the first $3,500,000 of
                      proceeds from the exercise
                      of stock options after the
                      date of this Agreement)               $
                                                             ----------------

                    Minimum Tangible
                      Net Worth Total                       $
                                                             ----------------

          (b)  SECTION 7.12(b):  LIABILITIES TO NET WORTH
               ------------------------------------------

               Liabilities                                  $
                                                             ----------------

               Less Deferred Taxes                          ($              )
                                                             ----------------

                    Total (A)                               $
                                                             ----------------

               Tangible Net Worth (B)                       $
                                                             ----------------

               Ratio of A to B
                                                             ----------------

                    Maximum permitted:  3:1


          (c)  SECTION 7.12(c):  INTEREST EXPENSE RATIO
               ----------------------------------------


               EBIT (A)                                     $
                                                             ----------------

               Interest (B)                                 $
                                                             ----------------

               Ratio of A to B
                                                           ------------------

                         Minimum required:  2 to 1

          (d)  SECTION 7.12(d):  DEBT SERVICE COVERAGE
               ---------------------------------------

               Adjusted Net Income (A)                      $
                                                             ----------------

               Debt Service (B)                             $
                                                             ----------------

               Ratio of A to B
                                                           ------------------

                         Minimum required:  1.15 to 1

     5.   The Borrowing Base and the Adjusted Borrowing Base as of the
Certification Date are as set forth below.   Borrower hereby further certifies
the information set forth below is true, accurate and complete and the aggregate amount of the Loans outstanding under the Agreement, after giving effect to any new Loan made as of the Certification Date, is not in excess of the Commitment or the Adjusted Borrowing Base.

          (a)  BORROWING BASE
               --------------

               Eligible Equipment
                                                           ------------------

               Less: 25%
                                                           ------------------

               Borrowing Base
                                                        ------------------

          (b)  ADJUSTED BORROWING BASE
               -----------------------

               Borrowing Base
                                                           ------------------

               Less:     Outside Debt
                                                           ------------------

               Adjusted Borrowing Base
                                                        ------------------

          (c)  EXCESS OF LOANS OUTSTANDING OVER ADJUSTED BORROWING BASE
               --------------------------------------------------------

               Adjusted Borrowing Base
                                                           ------------------

               Less:     Loans outstanding
                                                           ------------------

               Excess of Loans Outstanding
                 over Adjusted Borrowing Base
                                                        ------------------

Executed this _____ day of ______________, 199_.


                              By:
                                 --------------------------------
                              Name:
                                   ------------------------------
                              Title:
                                    -----------------------------

                                     EXHIBIT B
                                   [LOAN REQUEST]



                                  --------------


Union Bank of California, N.A., as Agent
400 California Street
San Francisco, California  94104

Attention:  Robert J. Vernagallo
     Vice President

     Re: Credit Agreement dated as of ___________________, 1997 among McGrath RentCorp, a California corporation ("Borrower"), certain Banks parties thereto, and Union Bank of California, N.A., as Agent for the Banks, as from time to time modified, supplemented or amended (the "Agreement"). (Terms defined in the Agreement shall have the same meanings herein)


Dear Mr. Vernagallo:

     Please be advised that pursuant to the Agreement, Borrower hereby gives notice that it requests a Loan (the "Proposed Loan") under the Agreement as follows:

          1.   The Funding Date of the Proposed Loan is                , 199  .
                                                        ---------------     --

          2.   The aggregate amount of the Proposed Loan is
                                               Dollars ($          ).
-----------------------------------------------           ----------

          3.   The Proposed Loan is a:

               (i)  New Loan; or

             (ii)  Extension or conversion of an existing Loan.

          4.   The requested type(s) of Loans comprising the Proposed Loan are:

          (a)  EuroDollar Loan:

Union Bank of California, N.A.

-----------------------
Page 2

               (i)  Amount:  $
                              ----------------------

              (ii)  Interest Period:
                                      --------------

          (b)  Reference Rate Loan:

               (i)  Amount:  $
                              ----------------------

     Borrower hereby represents and warrants that each of the conditions precedent set forth in Section 5.2 of the Agreement will be satisfied on and as of the Funding Date of such Loan and, specifically:

          (a)  There exists no Default or Event of Default;

          (b) The representations and warranties contained in Article 6 of the Agreement will be true and correct as of the Funding Date of the Proposed Loan except to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under the Agreement.

                              Very truly yours,

                              MCGRATH RENTCORP,
                              a California corporation


                              By:
                                 --------------------------------
                              Name:
                                   ------------------------------
                              Title:
                                    -----------------------------

                                       EXHIBIT C
                                [OFFICERS' CERTIFICATE]


                                [Borrower's Letterhead]



                                         [Date]



Union Bank of California, N.A.
400 California Street
San Francisco, California 94104
Attention:  Robert J. Vernagallo
               Vice President

Dear Mr. Vernagallo:

Terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement dated as of ________________, 1997 (the "Agreement"). In connection with the Agreement, the undersigned hereby certify that:

     1.   The representations and warranties of the Borrower contained in
Article 6 of the Agreement are true and correct on and as of the date of this certificate with the same effect as though such representations and warranties had been made on and as of such date.

     2. The Borrower has performed and complied with all agreements and covenants contained in the Agreement required to be performed and complied with by it prior to or on the date of this certificate.

     3. No proceedings looking toward the dissolution or liquidation of the Borrower have been commenced and no such proceedings are contemplated.

     4. Attached is a true and correct copy of certain resolutions, which comply with the requirements of Section 5.1(b) of the Agreement, duly adopted by the Board of Directors of the Borrower at a duly authorized meeting, duly held at the office of the Borrower on _______________ at which meeting a quorum of directors was present in person throughout and voted in favor thereof, and such resolutions have not been in any way modified, amended, rescinded or revoked and remain on the date hereof in full force and effect.

Union Bank of California, N.A.
[Date]
Page 2

     5. The Borrower is duly incorporated, validly existing and in good standing under the laws of the State of California and that no provision in the Articles of Incorporation or Bylaws of the Borrower, or any shareholder agreement, limits the power of the Board of Directors to pass the foregoing resolutions, that such resolutions are in conformity with the provisions of said Articles of Incorporation and Bylaws and that no approval of the shareholders or of the outstanding shares of the Borrower is required with respect to the matters which are the subject of the foregoing resolutions.

     6. Attached hereto is an incumbency certificate which complies with the requirements of Section 5.1(c) of the Agreement. [or] [The incumbency certificate delivered to Agent pursuant to the Prior Agreement remains in full force and effect and is sufficient, together with the resolution referred to in
Section 4, above, to authorize the officers designated on behalf of Borrower to execute, deliver and perform this Agreement and the other Loan Documents executed or to be executed by Borrower and to consummate the transactions contemplated by such Loan Documents.]

     7. The copies of the Articles of Incorporation and Bylaws of the Borrower delivered to Agent in connection with the Prior Agreement, and pursuant to Section 5.1(a) of this Agreement, are true, accurate and complete copies of such Articles and By-laws of Borrower and such documents remain in effect and have not been modified.

     8. Agent is hereby authorized to rely on this Certificate until a new Certificate certified by the Secretary (or Assistant Secretary) of the Borrower is received by the Agent, even in the event that one or more of the foregoing individuals ceases to act in such capacity.

     IN WITNESS WHEREOF, we have hereto set our hand this         day of
                        , 1997.                           -------
------------------------
                              McGrath RentCorp


                              By:
                                 ------------------------
                              Title:
                                    ---------------------

                                   EXHIBIT D


                                 REVOLVING NOTE


NOT TO EXCEED
$                                                      San Francisco, California
 -----------------------                                                  , 1997
                                                       -------------------

          FOR VALUE RECEIVED, the undersigned, McGrath Rentcorp, a California corporation ("Borrower"), promises to pay to [Name of Bank] (the "Bank"), or order, on or before June 30, 1999, or as otherwise provided in the Credit Agreement dated as of ____________________ among the Borrower, certain banks parties thereto, and Union Bank of California, N.A., formerly known as The Bank of California, N.A., as Agent for the Banks, as from time to time modified, supplemented or amended, (the "Agreement), the lesser of (i) the principal sum of _________________________________________________ Dollars [maximum
Commitment] ($_________________) or (ii) the aggregate unpaid principal amount of all Revolving Loans made by the Bank to Borrower pursuant to the Agreement. Terms defined in the Agreement have the same meanings herein.

          Borrower further promises to pay to the Bank, or order, interest on the unpaid principal amount hereunder from time to time outstanding from the date hereof until such amount shall have become due and payable (whether at the stated maturity, by acceleration, or otherwise) at the rate(s) of interest and at the times provided in the Agreement. Borrower further promises to pay interest on any overdue payment of principal and (to the extent permitted by law) interest as set forth in the Agreement.

          Bank is authorized, but not required, to record the date, amount, type, interest rate and Interest Period (if applicable) of each Loan made by the Bank to Borrower, and each payment made on account thereof, on its books and records or on the schedule annexed hereto, and, in the absence of manifest error, such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that failure by the Bank to make any such recordation shall not affect any of the Obligations of Borrower.

          All payments of principal, interest, fees, or other amounts due from Borrower hereunder, shall be in Dollars and in immediately available funds, without setoff, counterclaim or other deduction of any nature, and shall be made to Agent, at its address set forth on the signature pages of the Agreement, prior to 10:00 a.m., San Francisco time, on the last date permitted therefor.

          Except as otherwise provided in the Agreement, if any payment of principal or interest hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

          This Revolving Note is one of the "Revolving Notes" referred to in, evidences obligations of Borrower under, and is entitled to the benefits of, the Agreement, which, among other things, provides for the acceleration of the maturity hereof upon the occurrence of certain circumstances and upon certain terms and conditions. This Revolving Note supersedes and replaces that certain Revolving Note dated October 25, 1996, as amended from time to time, in the principal amount not to exceed __________________________________ Dollars
($__________), executed by Borrower in favor of Bank (the "Previous Note"). As of the effective date of the Agreement, all unpaid principal, interest and other amounts accrued and outstanding under the Previous Note shall for all purposes be and constitute unpaid amounts outstanding under and evidenced by this Revolving Note.

          Borrower hereby expressly waives presentment, demand, notice of dishonor, protest, as such terms are defined in Division 3 of the California Commercial Code, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Note and the Agreement.

          This Revolving Note shall be governed by, construed and enforced in accordance with the laws of the State of California.

                              MCGRATH RENTCORP


                              By:
                                 ---------------------------
                              Name:
                                   -------------------------
                              Title:
                                    ------------------------

                                    SCHEDULE OF LOANS

          This Revolving Note evidences Loans made, continued or converted under the Agreement to Borrower, on the dates, in the principal amounts, of the types, bearing interest at the rates and having Interest Periods (if applicable) set forth below, subject to the payments, prepayments, continuations and conversions of principal set forth below:


                                                  Amount
Date                                              Paid
Made,       Principal                   Duration  Prepaid
Continued   Amount     Type             of        Continued  Unpaid
or          of         of     Interest  Interest  or         Principal  Notation
Converted   Loan       Loan   Rate      Period    Converted  Amount     Made By
---------   ---------  -----  --------  --------  ---------  ---------  --------

                                    EXHIBIT E


                                    TERM NOTE
                                    ---------


$                                                      San Francisco, California
 -----------------------                                                  , 199
                                                       -------------------     -

          FOR VALUE RECEIVED, the undersigned, McGrath Rentcorp, a California corporation ("Borrower"), promises to pay to [Name of Bank] (the "Bank"), or order, the principal sum of __________________________________________
Dollars ($__________________), payable in installments on the dates and in the amounts provided for in the Credit Agreement dated as of ________________ among the Borrower, certain banks parties thereto, and Union Bank of California, National Association, as Agent for the Banks, as from time to time modified, supplemented or amended, (the "Agreement"), with the remaining unpaid balance of principal hereof payable on June 30, 2001. Terms defined in the Agreement have the same meanings herein.

          Borrower further promises to pay to the Bank, or order, interest on the unpaid principal amount hereunder from time to time outstanding from the date hereof until such amount shall have become due and payable (whether at the stated maturity, by acceleration or otherwise) at the rate(s) of interest and at the times provided in the Agreement. Borrower further promises to pay interest on any overdue payment of principal and (to the extent permitted by law) interest as set forth in the Agreement.

          Bank is authorized, but not required, to record the date, amount, type, interest rate and Interest Period (if applicable) of each Loan made by the Bank to Borrower, and each payment made on account thereof, on its books and records or on the schedule annexed hereto, and, in the absence of manifest error, such recordation shall constitute prima facie evidence of the information so recorded; provided, however, that failure by the Bank to make any such recordation shall not affect any of the Obligations of Borrower.

          All payments of principal, interest, fees, or other amounts due from Borrower hereunder, shall be in Dollars and in immediately available funds, without setoff, counterclaim or other deduction of any nature, and shall be made to Agent, at its address set forth on the signature pages of the Agreement, prior to 10:00 a.m., San Francisco time, on the last date permitted therefor.

          Except as otherwise provided in the Agreement, if any payment of principal or interest hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

          This Term Note is one of the "Term Notes" referred to in, evidences obligations of Borrower under, and is entitled to the benefits of the Agreement, which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain circumstances and upon certain terms and conditions. This Term Note may be prepaid only in accordance with the terms and conditions of the Agreement.

          Borrower hereby expressly waives presentment, demand, notice of dishonor, protest, as such terms are defined in the California Commercial Code, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Term Note and the Agreement.

          This Term Note shall be governed by, construed and enforced in accordance with the laws of the State of California.

                                   MCGRATH RENTCORP

                                   By:
                                      ---------------------------
                                   Name:
                                        -------------------------
                                   Title:
                                         ------------------------
                                   E-2

                              SCHEDULE OF LOANS

          This Note evidences Loans made, continued or converted under the Agreement on the dates, in the principal amounts, of the types, bearing interest at the rates and having Interest Periods (if applicable) set forth below, subject to the payments, prepayments, continuations and conversions of principal set forth below:



                                                  Amount
Date                                              Paid
Made,       Principal                   Duration  Prepaid
Continued   Amount     Type             of        Continued  Unpaid
or          of         of     Interest  Interest  or         Principal  Notation
Converted   Loan       Loan   Rate      Period    Converted  Amount     Made By
---------   ---------  -----  --------  --------  ---------  ---------  --------

                                 REVOLVING NOTE
                                 --------------

NOT TO EXCEED
$23,800,000.00                                        San Francisco, California
                                                                         , 1997
                                                      -------------------

          FOR VALUE RECEIVED, the undersigned, MCGRATH RENTCORP, a California corporation ("Borrower"), promises to pay to UNION BANK OF CALIFORNIA, N.A., formerly known as The Bank of California, N.A. (the "Bank"), or order, on or before June 30, 1999, or as otherwise provided in the Credit Agreement dated as of July 10, 1997, among the Borrower, certain banks parties thereto, and Union Bank of California, N.A., formerly known as The Bank of California, N.A., as Agent for the Banks, as from time to time modified, supplemented or amended, (the "Agreement), the lesser of (i) the principal sum of Twenty-Three Million Eight Hundred Thousand Dollars ($23,800,000.00) or (ii) the aggregate unpaid principal amount of all Revolving Loans made by the Bank to Borrower pursuant to the Agreement. Terms defined in the Agreement have the same meanings herein.

          Borrower further promises to pay to the Bank, or order, interest on the unpaid principal amount hereunder from time to time outstanding from the date hereof until such amount shall have become due and payable (whether at the stated maturity, by acceleration, or otherwise) at the rate(s) of interest and at the times provided in the Agreement. Borrower further promises to pay interest on any overdue payment of principal and (to the extent permitted by law) interest as set forth in the Agreement.

          Bank is authorized, but not required, to record the date, amount, type, interest rate and Interest Period (if applicable) of each Loan made by the Bank to Borrower, and each payment made on account thereof, on its books and records or on the schedule annexed hereto, and, in the absence of manifest error, such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that failure by the Bank to make any such recordation shall not affect any of the Obligations of Borrower.

          All payments of principal, interest, fees, or other amounts due from Borrower hereunder, shall be in Dollars and in immediately available funds, without setoff, counterclaim or other deduction of any nature, and shall be made to Agent, at its address set forth on the signature pages of the Agreement, prior to 10:00 a.m., San Francisco time, on the last date permitted therefor.

          Except as otherwise provided in the Agreement, if any payment of principal or interest hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

          This Revolving Note is one of the "Revolving Notes" referred to in, evidences obligations of Borrower under, and is entitled to the benefits of, the Agreement, which, among other things, provides for the acceleration of the maturity hereof upon the occurrence of certain circumstances and upon certain terms and conditions. This Revolving Note supersedes and replaces that certain Revolving Note dated October 25, 1996, as amended from time to time, in the principal amount not to exceed Twenty-Seven Million Dollars ($27,000,000.00), executed by Borrower in favor of Bank (the "Previous Note") as of the effective date of the Agreement, all unpaid principal, interest and other amounts accrued and outstanding under the Previous Note shall for all purposes be and constitute unpaid amounts outstanding under and evidenced by this Revolving Note.

          Borrower hereby expressly waives presentment, demand, notice of dishonor, protest, as such terms are defined in Division 3 of the California Commercial Code, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Note and the Agreement.

          This Revolving Note shall be governed by, construed and enforced in accordance with the laws of the State of California.

                                   MCGRATH RENTCORP

                                   By:
                                      ---------------------------
                                   Name:
                                        -------------------------
                                   Title:
                                         ------------------------

                                 REVOLVING NOTE
                                 --------------

NOT TO EXCEED
$23,100,000.00                                        San Francisco, California
                                                                         , 1997
                                                      -------------------

          FOR VALUE RECEIVED, the undersigned, MCGRATH RENTCORP, a California corporation ("Borrower"), promises to pay to FLEET BANK, N.A., formerly known as National Westminister Bank, USA (the "Bank"), or order, on or before June 30, 1999, or as otherwise provided in the Credit Agreement dated as of July 10, 1997, among the Borrower, certain banks parties thereto, and Union Bank of California, N.A., formerly known as The Bank of California, N.A., as Agent for the Banks, as from time to time modified, supplemented or amended, (the "Agreement), the lesser of (i) the principal sum of Twenty-Three Million One Hundred Thousand Dollars ($23,100,000.00) or (ii) the aggregate unpaid principal amount of all Revolving Loans made by the Bank to Borrower pursuant to the Agreement. Terms defined in the Agreement have the same meanings herein.

          Borrower further promises to pay to the Bank, or order, interest on the unpaid principal amount hereunder from time to time outstanding from the date hereof until such amount shall have become due and payable (whether at the stated maturity, by acceleration, or otherwise) at the rate(s) of interest and at the times provided in the Agreement. Borrower further promises to pay interest on any overdue payment of principal and (to the extent permitted by law) interest as set forth in the Agreement.

          Bank is authorized, but not required, to record the date, amount, type, interest rate and Interest Period (if applicable) of each Loan made by the Bank to Borrower, and each payment made on account thereof, on its books and records or on the schedule annexed hereto, and, in the absence of manifest error, such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that failure by the Bank to make any such recordation shall not affect any of the Obligations of Borrower.

          All payments of principal, interest, fees, or other amounts due from Borrower hereunder, shall be in Dollars and in immediately available funds, without setoff, counterclaim or other deduction of any nature, and shall be made to Agent, at its address set forth on the signature pages of the Agreement, prior to 10:00 a.m., San Francisco time, on the last date permitted therefor.

          Except as otherwise provided in the Agreement, if any payment of principal or interest hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

          This Revolving Note is one of the "Revolving Notes" referred to in, evidences obligations of Borrower under, and is entitled to the benefits of, the Agreement, which, among other things, provides for the acceleration of the maturity hereof upon the occurrence of certain circumstances and upon certain terms and conditions. This Revolving Note supersedes and replaces that certain Revolving Note dated October 25, 1996, as amended from time to time, in the principal amount not to exceed Sixteen Million Five Hundred Thousand Dollars ($16,500,000.00), executed by Borrower in favor of Bank (the "Previous Note") as of the effective date of the Agreement, all unpaid principal, interest and other amounts accrued and outstanding under the Previous Note shall for all purposes be and constitute unpaid amounts outstanding under and evidenced by this Revolving Note.

          Borrower hereby expressly waives presentment, demand, notice of dishonor, protest, as such terms are defined in Division 3 of the California Commercial Code, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Note and the Agreement.

          This Revolving Note shall be governed by, construed and enforced in accordance with the laws of the State of California.

                                   MCGRATH RENTCORP

                                   By:
                                      ---------------------------
                                   Name:
                                        -------------------------
                                   Title:
                                         ------------------------

                                 REVOLVING NOTE
                                 --------------

NOT TO EXCEED
$23,100,000.00                                        San Francisco, California
                                                                         , 1997
                                                      -------------------

          FOR VALUE RECEIVED, the undersigned, MCGRATH RENTCORP, a California corporation ("Borrower"), promises to pay to BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank"), or order, on or before June 30, 1999, or as otherwise provided in the Credit Agreement dated as of July 10, 1997, among the Borrower, certain banks parties thereto, and Union Bank of California, N.A., formerly known as The Bank of California, N.A., as Agent for the Banks, as from time to time modified, supplemented or amended, (the "Agreement), the lesser of
(i) the principal sum of Twenty-Three Million One Hundred Thousand Dollars ($23,100,000.00) or (ii) the aggregate unpaid principal amount of all Revolving Loans made by the Bank to Borrower pursuant to the Agreement. Terms defined in the Agreement have the same meanings herein.

          Borrower further promises to pay to the Bank, or order, interest on the unpaid principal amount hereunder from time to time outstanding from the date hereof until such amount shall have become due and payable (whether at the stated maturity, by acceleration, or otherwise) at the rate(s) of interest and at the times provided in the Agreement. Borrower further promises to pay interest on any overdue payment of principal and (to the extent permitted by law) interest as set forth in the Agreement.

          Bank is authorized, but not required, to record the date, amount, type, interest rate and Interest Period (if applicable) of each Loan made by the Bank to Borrower, and each payment made on account thereof, on its books and records or on the schedule annexed hereto, and, in the absence of manifest error, such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that failure by the Bank to make any such recordation shall not affect any of the Obligations of Borrower.

          All payments of principal, interest, fees, or other amounts due from Borrower hereunder, shall be in Dollars and in immediately available funds, without setoff, counterclaim or other deduction of any nature, and shall be made to Agent, at its address set forth on the signature pages of the Agreement, prior to 10:00 a.m., San Francisco time, on the last date permitted therefor.

          Except as otherwise provided in the Agreement, if any payment of principal or interest hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

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          This Revolving Note is one of the "Revolving Notes" referred to in, evidences obligations of Borrower under, and is entitled to the benefits of, the Agreement, which, among other things, provides for the acceleration of the maturity hereof upon the occurrence of certain circumstances and upon certain terms and conditions. This Revolving Note supersedes and replaces that certain Revolving Note dated October 25, 1996, as amended from time to time, in the principal amount not to exceed Sixteen Million Five Hundred Thousand Dollars ($16,500,000.00), executed by Borrower in favor of Bank (the "Previous Note") as of the effective date of the Agreement, all unpaid principal, interest and other amounts accrued and outstanding under the Previous Note shall for all purposes be and constitute unpaid amounts outstanding under and evidenced by this Revolving Note.

          Borrower hereby expressly waives presentment, demand, notice of dishonor, protest, as such terms are defined in Division 3 of the California Commercial Code, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Note and the Agreement.

          This Revolving Note shall be governed by, construed and enforced in accordance with the laws of the State of California.

                                   MCGRATH RENTCORP

                                   By:
                                      ---------------------------
                                   Name:
                                        -------------------------
                                   Title:
                                         ------------------------

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                              SCHEDULE OF LOANS

          This Revolving Note evidences Loans made, continued or converted under the Agreement to Borrower, on the dates, in the principal amounts, of the types, bearing interest at the rates and having Interest Periods (if applicable) set forth below, subject to the payments, prepayments, continuations and conversions of principal set forth below:



                                                  Amount
Date                                              Paid
Made,       Principal                   Duration  Prepaid
Continued   Amount     Type             of        Continued  Unpaid
or          of         of     Interest  Interest  or         Principal  Notation
Converted   Loan       Loan   Rate      Period    Converted  Amount     Made By
---------   ---------  -----  --------  --------  ---------  ---------  --------







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